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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

April 30, 2010

Dear Stockholder:

        You are cordially invited to attend our 2010 annual meeting of stockholders to be held at 9:00 a.m., local time, on June 24, 2010, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone. Alternatively, you may request a paper proxy card to complete, sign and return by mail. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your continued support and interest in our company.

Very truly yours,

Gregory B. Maffei
President and Chief Executive Officer

        The Notice of Internet Availability of Proxy Materials is first being mailed on or about May 4, 2010, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 24, 2010

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation to be held at 9:00 a.m., local time, on June 24, 2010, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004, to consider and vote on:

  1.
  A proposal (the election of directors proposal) to elect John C. Malone, Robert R. Bennett, M. Ian G. Gilchrist and Andrea L. Wong to serve as Class III members of our board until the 2013 annual meeting of stockholders;

  2.
  A proposal (the incentive plan proposal) to adopt the Liberty Media Corporation 2010 Incentive Plan; and

  3.
  A proposal (the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2010.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

        Holders of record of our Series A Liberty Capital common stock, par value $0.01 per share, Series B Liberty Capital common stock, par value $0.01 per share, Series A Liberty Interactive common stock, par value $0.01 per share, Series B Liberty Interactive common stock, par value $0.01 per share, Series A Liberty Starz common stock, par value $0.01 per share, and Series B Liberty Starz common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 26, 2010, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices in Englewood, Colorado for review by our stockholders for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" each of them.

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

i

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,

Pamela L. Coe
Vice President, Secretary and Deputy General Counsel
Englewood, Colorado April 30, 2010

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

LIBERTY MEDIA CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

PROXY STATEMENT
For Annual Meeting of Stockholders

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2010 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, on June 24, 2010, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Capital common stock, par value $0.01 per share (LCAPA), Series B Liberty Capital common stock, par value $0.01 per share (LCAPB), Series A Liberty Interactive common stock, par value $0.01 per share (LINTA), Series B Liberty Interactive common stock, par value $0.01 per share (LINTB), Series A Liberty Starz common stock, par value $0.01 per share (LSTZA), and Series B Liberty Starz common stock, par value $0.01 per share (LSTZB). We refer to LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB collectively as our common stock.

THE ANNUAL MEETING

Notice and Access of Proxy Materials

        We have elected, in accordance with the Securities and Exchange Commission's "Notice and Access" rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about May 4, 2010. The proxy materials will first be made available to our stockholders on or about the same date.

        The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/us/ecomms. You may also sign up for electronic delivery when you vote by Internet at www.proxyvote.com, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Date and Place

        The annual meeting of the stockholders is to be held at 9:00 a.m., local time, on June 24, 2010, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124.

 Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the election of directors proposal to elect John C. Malone, Robert R. Bennett, M. Ian G. Gilchrist and Andrea L. Wong to serve as Class III members of our board until the 2013 annual meeting of stockholders;

  •
  the incentive plan proposal to adopt the Liberty Media Corporation 2010 Incentive Plan; and

  •
  the auditors ratification proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2010.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

Quorum

        In order to carry on the business of the annual meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date for the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if your proxy indicates that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB, as recorded in our stock register as of 5:00 p.m., New York City time, on April 26, 2010 (such date and time, the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

        Approval of the incentive plan proposal and auditors ratification proposal requires the approval of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class.

        Approval of the election of directors proposal requires a plurality of the affirmative votes of the shares of our common stock, outstanding on the record date, that are voted in person or by proxy, voting together as a single class.

Votes You Have

        At the annual meeting, holders of shares of:

  •
  LCAPA will have one vote per share;

  •
  LCAPB will have ten votes per share;

  •
  LINTA will have one vote per share;

  •
  LINTB will have ten votes per share;

  •
  LSTZA will have one vote per share; and

  •
  LSTZB will have ten votes per share;

in each case, that our records show are owned as of the record date.

Shares Outstanding

        As of April 26, 2010, the record date, an aggregate of 88,272,038 shares of LCAPA, 7,379,991 shares of LCAPB, 567,985,205 shares of LINTA, 29,243,360 shares of LINTB, 48,901,283 shares of LSTZA and 2,363,037 shares of LSTZB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, approximately 2,170 and 110 record holders of LCAPA and LCAPB, respectively, approximately 2,910 and 130 record holders of LINTA and LINTB, respectively, and approximately 1,800 and 100 record holders of LSTZA and LSTZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may submit a proxy by telephone or through the Internet or they may obtain a paper proxy card and complete, sign and return it. Instructions for voting by telephone or through the Internet and how to obtain a paper proxy card are printed on the Notice. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by telephone, through the Internet or by mail even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the approval of that proposal.

        If you submit a proxy in which you indicate that you abstain from voting as to a proposal, it will have no effect if the proposal is the election of directors proposal and the same effect as a vote "AGAINST" if the proposal is the incentive plan proposal or the auditors ratification proposal.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals is approved (assuming a quorum is present).

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares or to grant or revoke a proxy.

        Rule Change.    Due to a recent rule change by the New York Stock Exchange, brokers, banks and other nominees are no longer authorized to vote shares on behalf of their clients in any election of directors. Accordingly, to ensure your shares held in street name are voted on the election of directors proposal, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        Before the start of the annual meeting, you may change your vote, by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any proxy revocation or new proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on June 24, 2010.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of these proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of March 31, 2010 and, in the case of percentage ownership information, is based upon (1) 89,927,424 LCAPA shares, (2) 7,381,311 LCAPB shares, (3) 567,853,237 LINTA shares, (4) 29,268,069 LINTB shares, (5) 48,886,240 LSTZA shares and (6) 2,363,545 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	8.0	0.9
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LSTZA	2,869,658	(1)	5.9
	LSTZB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—	7.8
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	85,401,302	(2)	15.0
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
		—		—
Longleaf Partners Fund	LCAPA	—		—	3.0
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	32,411,943	(2)	5.7
Memphis, TN 38119	LINTB	—		—
LSTZA
	LSTZB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	3.5
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(3)	6.7
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
ClearBridge Advisors, LLC	LCAPA	8,406,246	(4)	9.4	3.3
399 Park Avenue	LCAPB	—		—
New York, NY 10022	LINTA	27,439,601	(5)	4.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Dodge & Cox	LCAPA	—		—	5.7
555 California Street, 40th Floor	LCAPB	—		—
San Francisco, CA 94104	LINTA	62,275,932	(6)	11.0
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Comcast QVC, Inc.	LCAPA	5,000,000	(7)	5.6	0.5
	LCAPB	—		—
	LINTA	—		—
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Paulson & Co., Inc.	LCAPA	—		—
1251 Avenue of the Americas	LCAPB	—		—
New York, NY 10020	LINTA	—		—
	LINTB	—		—
	LSTZA	3,300,000	(8)	6.8	0.3
	LSTZB	—		—
T. Rowe Price Associates, Inc.	LCAPA	5,757,300	(9)	6.4	0.9
100 E. Pratt Street	LCAPB	—		—
Baltimore, MD 21202	LINTA	—		—
	LINTB	—		—
	LSTZA	3,552,422	(10)	7.3
	LSTZB	—		—

(1)
Based on Amendment No. 1 to Schedule 13G, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to our predecessor issuer, as adjusted to give effect to intervening restructuring, reclassification and split-off transactions. According to the Schedule 13G/A, CRMC acts as investment adviser to various investment companies and as a result is deemed to be the beneficial owner of 7,174,145 shares of LCAPA and 2,869,658 shares of LSTZA, but disclaims beneficial ownership of those shares pursuant to Rule 13d-4. After giving effect to the aforementioned adjustments to the Schedule 13G/A figures, we estimate that CRMC has sole voting power over 2,241,395 shares of LCAPA and 896,580 shares of LSTZA.

(2)
Based on Amendment No. 5 to Schedule 13G, dated February 5, 2010, filed by Southeastern Asset Management, Inc. (Southeastern), an investment advisor, Longleaf Partners Fund (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern. According to the Schedule 13G/A, all of the shares are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern or Mr. Hawkins, and that while Mr. Hawkins could be deemed a controlling person of Southeastern he disclaims the existence of such control. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 43,470,609 shares, shared voting power over 32,411,943 shares, no voting power over 9,518,750 shares, sole dispositive power over 52,989,359 shares, and shared dispositive voting power over 32,411,943 shares, while Longleaf has shared voting and dispositive power over 32,411,943 shares.

(3)
Based on the Schedule 13G, dated December 10, 2007, filed by The Growth Fund of America, an investment company (The Growth Fund), which states that The Growth Fund has sole voting power over the shares. The Schedule 13G states that The Growth Fund is advised by CRMC.

(4)
Based on Amendment No. 2 to Schedule 13G/A, dated February 12, 2010, by ClearBridge Advisors, LLC, an investment advisor (ClearBridge), which states that ClearBridge has sole voting power over 5,469,533 shares and sole dispositive power over 8,406,246 shares.

(5)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2009, filed by ClearBridge which states that ClearBridge has sole voting power over 19,600,089 shares and sole dispositive power over 27,439,601 shares

(6)
Based on Amendment No. 2 to Schedule 13G, dated February 12, 2010, filed by Dodge & Cox, an investment advisor, which states that all of the shares are owned by Dodge & Cox's investment advisory clients. The Schedule 13G/A states that Dodge & Cox has sole voting power over 59,221,132 shares, shared voting power over 125,025 shares, and sole dispositive power over 62,275,932 shares.

(7)
Based on the Schedule 13G, dated February 17, 2009, filed by Comcast QVC, Inc., Comcast Programming Holdings, Inc., Comcast Holdings Corporation and Comcast Corporation, which states that each of such entities has shared voting power and dispositive power over such shares.

(8)
Based on the Schedule 13G, dated February 16, 2010, filed by Paulson & Co., Inc., an investment advisor (Paulson), which states that all of the shares are owned by Paulson's investment advisory clients and that Paulson has sole voting and dispositive power over such shares.

(9)
Based on the Schedule 13G, dated February 11, 2010, filed by T. Rowe Price Associates, Inc., an investment advisor (Price Associates), which states that all of the shares are owned by Price Associates' investment advisory clients and that Price Associates has sole voting power over 692,000 shares and sole dispositive power over 5,757,300 shares.

(10)
Based on the Schedule 13G, dated February 11, 2010, filed by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 857,497 shares and sole dispositive power over 3,537,297 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and named executive officers as a group of shares of each series of our common stock. The security ownership information is given as of March 31, 2010, and, in the case of percentage ownership information, is based upon (1) 89,927,424 LCAPA shares, (2) 7,381,311 LCAPB shares, (3) 567,853,237 LINTA shares, (4) 29,268,069 LINTB shares, (5) 48,886,240 LSTZA shares and (6) 2,363,545 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 31, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LSTZB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LSTZA, respectively, are reported as beneficial ownership of LCAPB, LINTB and LSTZB only, and not as beneficial ownership of LCAPA, LINTA or LSTZA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty 401(k) Savings Plan as of March 31, 2010. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,538	(1)(2)(3)(5)(6)(7)	2.8	35.2
Chairman of the Board	LCAPB	6,131	(1)(6)(8)	83.1
	LINTA	4,589	(1)(2)(3)(5)(6)(7)	*
	LINTB	30,579	(1)(5)(6)(8)	93.8
	LSTZA	217	(1)(2)(3)(4)(5)(6)(7)	*
	LSTZB	2,446	(1)(5)(6)(8)	93.0
Gregory B. Maffei	LCAPA	1,073	(2)(4)(5)	1.2	*
President, Chief Executive	LCAPB	—		—
Officer and Director	LINTA	3,015	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	262	(2)(4)(5)	*
	LSTZB	—		—
Robert R. Bennett	LCAPA	296	(4)(5)(9)	*	4.8
Director	LCAPB	843	(9)	11.4
	LINTA	874	(4)(5)(9)	*
	LINTB	4,170	(5)(9)	12.5
	LSTZA	101	(4)(5)	*
	LSTZB	334	(5)(9)	12.4
Donne F. Fisher	LCAPA	25	(4)(5)	*	*
Director	LCAPB	28		*
	LINTA	125	(4)(5)	*
	LINTB	140		*
	LSTZA	10	(4)(5)	*
	LSTZB	11		*
M. Ian G. Gilchrist	LCAPA	1	(4)	*	*
Director	LCAPB	—		—
	LINTA	5	(4)	*
	LINTB	—		—
	LSTZA	0	(4)	*
	LSTZB	—		—
Evan D. Malone	LCAPA	5	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	27	(4)(5)	*
	LINTB	—		—
	LSTZA	2	(4)(5)	*
	LSTZB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
David E. Rapley	LCAPA	11	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	51	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
M. LaVoy Robison	LCAPA	11	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	51	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
Larry E. Romrell	LCAPA	22	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	52	(4)(5)	*
	LINTB	1		*
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
Andrea L. Wong	LCAPA	—	(4)	—	—
Director	LCAPB	—		—
	LINTA	—	(4)	—
	LINTB	—		—
	LSTZA	—	(4)	—
	LSTZB	—		—
Charles Y. Tanabe	LCAPA	185	(2)(4)(5)(10)	*	*
Executive Vice President and	LCAPB	—		—
General Counsel	LINTA	1,074	(2)(4)(5)(10)	*
	LINTB	—		—
	LSTZA	27	(2)(4)(5)(10)	*
	LSTZB	—		—
David J.A. Flowers	LCAPA	282	(2)(4)(5)	*	*
Senior Vice President and	LCAPB	—		—
Treasurer	LINTA	864	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	14	(2)(4)(5)	*
	LSTZB	—		—
Albert E. Rosenthaler	LCAPA	33	(2)(4)(5)	*	*
Senior Vice President	LCAPB	—		—
	LINTA	570	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	12	(2)(4)(5)	*
	LSTZB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Christopher W. Shean	LCAPA	118	(2)(4)(5)	*	*
Senior Vice President and	LCAPB	—		—
Controller	LINTA	546	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	19	(2)(4)(5)	*
	LSTZB	—		—
All directors and executive officers as a group (14 persons)	LCAPA	4,601	(2)(3)(4)(5)(6)(7)(9)(11)	5.1	39.1
	LCAPB	7,002	(6)(8)(9)(11)	94.9
	LINTA	11,841	(2)(3)(4)(5)(6)(7)(9)(11)	2.1
	LINTB	34,890	(5)(6)(8)(9)(11)	94.9
	LSTZA	677	(2)(3)(4)(5)(6)(7)(11)	1.4
	LSTZB	2,791	(5)(6)(8)(9)(11)	94.2

*
Less than one percent

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 30,100 LSTZA shares and 68,188 LSTZB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	496	5,940	298
Gregory B. Maffei	1,821	4,034	1,088
Charles Y. Tanabe	903	7,820	415
David J.A. Flowers	1,193	9,168	498
Albert E. Rosenthaler	835	7,238	355
Christopher W. Shean	3,608	7,291	319

Total	8,856	41,536	2,973

(3)
Includes 165 LCAPA shares, 1,000,825 LINTA shares and 66 LSTZA shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	—	—	20,916
Gregory B. Maffei	122,850	333,907	35,030
Robert R. Bennett	795	4,855	445
Donne F. Fisher	795	4,855	445
M. Ian G. Gilchrist	795	4,855	445
Evan D. Malone	795	4,855	445
David E. Rapley	795	4,855	445
M. LaVoy Robison	795	4,855	445
Larry E. Romrell	795	4,855	445
Charles Y. Tanabe	29,080	78,451	9,152
David J.A. Flowers	13,459	37,517	4,794
Albert E. Rosenthaler	16,286	43,512	4,948
Christopher W. Shean	14,817	40,244	4,837

Total	202,057	567,616	82,792

  The board has authorized a grant of restricted shares to Ms. Wong, our newest director, in connection with her appointment to the board. The grant is expected to become effective on May 10, 2010, at which time she is expected to receive 530 shares of LCAPA, 3,235 shares of LINTA, and 295 shares of LSTZA.

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after March 31, 2010. Messrs. Malone and Bennett have the right to convert the options to purchase LINTB shares and LSTZB shares into an equal number of options to purchase LINTA shares and LSTZA shares, respectively.

	LCAPA	LINTA	LINTB	LSTZA	LSTZB
John C. Malone	167,607	734,388	3,321,351	72,253	265,708
Gregory B. Maffei	543,822	2,482,948	—	218,741	—
Robert R. Bennett	105,450	522,400	4,169,963	96,820	333,597
Donne F. Fisher	9,910	43,860	—	3,604	—
Evan D. Malone	4,485	19,680	—	1,407	—
David E. Rapley	9,910	43,860	—	3,604	—
M. LaVoy Robison	9,910	43,860	—	3,604	—
Larry E. Romrell	9,910	43,860	—	3,604	—
Charles Y. Tanabe	122,568	944,334	—	15,900	—
David J.A. Flowers	160,031	766,416	—	5,631	—
Albert E. Rosenthaler	13,259	511,946	—	5,631	—
Christopher W. Shean	87,854	464,192	—	12,958	—
Total	1,244,716	6,621,744	7,491,314	443,757	599,305
(6)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 10,280 shares of LSTZA and 36,715 shares of LSTZB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(7)
Includes 2,267,940 shares of LCAPA, 2,341,280 shares of LINTA and 81,695 shares of LSTZA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(8)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Liberty Media's predecessor its rights under this call agreement. Liberty Media has since succeeded to these rights. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares, LINTB shares and LSTZB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LSTZB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LSTZB after conversion to shares of LCAPA, LINTA or LSTZA, respectively) and except for transfers made in compliance with Liberty Media's call rights.

(9)
Includes 62,329 LCAPA shares, 157,365 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, and 8 LSTZB shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(10)
Includes 153 LCAPA shares, 767 LINTA shares and 61 LSTZA shares held by Mr. Tanabe's wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(11)
Includes 75,405 LCAPA shares, 170,471 LCAPB shares, 377,027 LINTA shares, 852,358 LINTB shares, 30,161 LSTZA shares and 68,188 LSTZB shares held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

  Ownership of Subsidiary Securities

        As of March 31, 2010, Gregory B. Maffei owned 25.9% of Lockerz, LLC, a subsidiary of our company, of which we own 64.7%. See "Certain Relationships and Related Transactions—Lockerz." To our knowledge, no other executive officer or director of our company beneficially owns any equity securities of any of our subsidiaries.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of ten directors, divided among three classes. Our Class III directors, whose term will expire at the annual meeting, are John C. Malone, Robert R. Bennett, M. Ian G. Gilchrist and Andrea L. Wong. These directors are nominated for election to our board to continue to serve as Class III directors, and we have been informed that each of Messrs. Malone, Bennett and Gilchrist and Ms. Wong are willing to continue to serve as directors of our company. The term of the Class III directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2013. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2011, are Evan D. Malone, David E. Rapley and Larry E. Romrell. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2012, are Donne F. Fisher, Gregory B. Maffei and M. LaVoy Robison.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the four nominees for election as directors at the annual meeting and the six directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of March 31, 2010, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

  Robert R. Bennett

    •
    Professional Background:  Mr. Bennett has served as a director of our company since September 1994. Mr. Bennett serves as Managing Director of Hilltop Investments LLC, a private investment company. Mr. Bennett served as the Chief Executive Officer of our company from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with our company from 1994 to 1997.

    •
    Other Public Company Directorships:  Mr. Bennett has served as a director of Discovery Communications, Inc. (Discovery) since September 2008 and served as a director of its predecessor Discovery Holding Company (DHC) from May 2005 to September 2008. Mr. Bennett also served as a director of Liberty Media International, Inc. (LMI), the predecessor of Liberty Global, Inc. (LGI), from March 2004 through June 2005, as a director of UnitedGlobalCom, Inc. (UGC), now a subsidiary of LGI, from January 2002 to June 2005 and as a director of OpenTV Corp. from August 2002 to January 2007. Mr. Bennett has served as a director of Sprint Nextel Corporation since October 2006.

    •
    Age:  52

    •
    Board Membership Qualifications:  Mr. Bennett brings to our board in-depth knowledge of the media and telecommunications industry generally and our company specifically. He has experience in significant leadership positions with our company, especially as a past CEO and President, and provides our company with strategic insights. Mr. Bennett also has an in-depth understanding of finance, and has held various financial management positions during the course of his career.

  M. Ian G. Gilchrist

    •
    Professional Background:  Mr. Gilchrist has served as a director of our company since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

    •
    Other Public Company Directorships:  None.

    •
    Age:  60

    •
    Board Membership Qualifications:  Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to our board significant financial expertise and a unique perspective on our company and industry. He is also an important resource on the financial service firms that we employ from time to time.

  John C. Malone

    •
    Professional Background:  Mr. Malone has served as the Chairman of the Board and a director of our company since its inception in 1994. Mr. Malone also served as our Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI, a cable television company that was our former parent company, from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

    •
    Other Public Company Directorships:  Mr. Malone has served as Chairman of the Board of LGI since June 2005 and Chairman of the Board of DIRECTV since November 2009. Previously, he served as Chairman of the Board of LGI's predecessor, LMI, from March 2004 to June 2005, and as Chairman of the Board of DIRECTV's predecessor, The DIRECTV Group, Inc. (DTVG), from February 2008 to November 2009. He has served as a director of Discovery since September 2008 and served as Chairman of the Board of its predecessor, DHC, from March 2005 to September 2008, and as a director of DHC from May 2005 to September 2008. Mr. Malone served as a director of UGC from January 2002 to June 2005. Mr. Malone has served as a director of (i) InterActiveCorp since May 2006, (ii) Expedia, Inc. since August 2005, (iii) Sirius XM Radio Inc. (Sirius) since April 2009, (iv) Ascent Media Corporation since January 2010 and (v) Live Nation Entertainment, Inc. since January 2010. Mr. Malone served as a director of the Bank of New York Company, Inc. from June 2005 to April 2007 and as a director of Cablevision Systems Corp. from March 2005 to June 2005.

    •
    Age:  69

    •
    Board Membership Qualifications:  Mr. Malone, as President of TCI, co-founded our company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

  Andrea L. Wong

    •
    Professional Background:  Ms. Wong has served as a director of our company since April 2010. Ms. Wong served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. She previously served in a variety of roles with ABC, Inc., a subsidiary of The Walt Disney Company, from 1993 to 2007, most notably as an Executive Vice President from 2003 to 2007. Previously, she worked in the areas of corporate planning and high-yield finance. Ms. Wong serves on the advisory boards of several media and entertainment societies and organizations.

    •
    Other Public Company Directorships:  None.

    •
    Age:  43

    •
    Board Membership Qualifications:  Ms. Wong brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive and leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development, brand enhancement and marketing brings a pragmatic and unique perspective to our board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of our board.

Directors Whose Term Expires in 2011

  David E. Rapley

    •
    Professional Background:  Mr. Rapley has served as a director of our company since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001.

    •
    Other Public Company Directorships:  Mr. Rapley has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

    •
    Age:  68

    •
    Board Membership Qualifications:  Mr. Rapley brings to our board the unique perspective of his lifelong career as an engineer. The industries in which we compete are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives assist our board in adapting to these changes and developing strategies for our businesses.

  Larry E. Romrell

    •
    Professional Background:  Mr. Romrell has served as a director of our company since March 1999. Mr. Romrell held numerous executive positions with our former parent company, TCI, from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

    •
    Other Public Company Directorships:  Mr. Romrell has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

    •
    Age:  70

    •
    Board Membership Qualifications:  Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource on the management and operations of companies in the media and telecommunications sector.

  Evan D. Malone

    •
    Professional Background:  Dr. Malone has served as a director of our company since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a start-up company in Philadelphia scheduled to open later this year.

    •
    Other Public Company Directorships:  None.

    •
    Age:  39

    •
    Board Membership Qualifications:  Dr. Malone, our youngest director, brings an applied science and engineering perspective to our board. Dr. Malone's perspectives assist our board in developing business strategies and adapting to technological changes facing the industries in which we compete. In addition, his entrepreneurial experience assists our board in evaluating strategic opportunities.

Directors Whose Term Expires in 2012

  Donne F. Fisher

    •
    Professional Background:  Mr. Fisher has served as a director of our company since October 2001. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

    •
    Other Public Company Directorships:  Mr. Fisher served as a director of General Communication, Inc. from 1980 to December 2005 and as a director of LMI from May 2004 to June 2005. Mr. Fisher was also Chairman of the Board of General Communication, Inc. from June 2002 to December 2005.

    •
    Age:  71

    •
    Board Membership Qualifications:  Mr. Fisher brings extensive industry experience to our board and a critical perspective on our business, having held several executive positions over many years with TCI, our former parent company. In addition, Mr. Fisher's financial expertise includes a focus on venture capital investment, which is different from the focus of our other board members and helpful to our board in formulating investment objectives and determining the growth potential of businesses both within our company and those that the board evaluates for investment purposes.

  Gregory B. Maffei

    •
    Professional Background:  Mr. Maffei has served as a director of our company since November 2005, and as our Chief Executive Officer and President since February 2006. He also served as our CEO-Elect from November 2005 through February 2006. Prior to joining our company, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000.

    •
    Other Public Company Directorships:  Mr. Maffei has served as a director of DIRECTV since November 2009 and served as a director of its predecessor, DTVG, from June 2008 to November 2009. Mr. Maffei has served as a director of Electronic Arts, Inc. since 2003 and as a director of Sirius since 2009. Mr. Maffei served as a director of Expedia, Inc. from 1999 to 2003, and as a director of Starbucks Corporation from 1999 to 2006. Mr. Maffei was also Chairman of the Board of Expedia, Inc. from 1999 to 2002.

    •
    Age:  49

    •
    Board Membership Qualifications:  Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Oracle, 360networks and Microsoft and his other public company board experience. He provides our board with an executive and leadership perspective on the operations and management of large public companies and risk management principles.

  M. LaVoy Robison

    •
    Professional Background:  Mr. Robison has served as a director of our company since June 2003. Mr. Robison has been the executive director and a board member of The Anschutz Foundation, a private foundation, since January 1998. Prior to that position, he was a partner for over 25 years with KPMG, having served at one point as that firm's audit partner for our former parent TCI.

    •
    Other Public Company Directorships:  Mr. Robison has served as a director of Discovery since September 2008 and served as a director of its predecessor, DHC, from May 2005 to September 2008. Mr. Robison served as a director of LMI from June 2004 to June 2005.

    •
    Age:  74

    •
    Board Membership Qualifications:  Mr. Robison brings to our board extensive experience in public accounting and auditing, having spent more than two decades as a partner with KPMG and its predecessor Peat, Marwick, Mitchell & Co., including serving as an SEC reviewing partner. He provides our board with an executive and leadership perspective on financial reporting and accounting oversight of large public companies.

Vote and Recommendation

        A plurality of the affirmative votes of the shares of our common stock, outstanding on the record date, that are voted in person or by proxy, voting together as a single class, is required to elect Messrs. Malone, Bennett and Gilchrist and Ms. Wong as Class III members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

PROPOSAL 2—THE INCENTIVE PLAN PROPOSAL

Liberty Media Corporation 2010 Incentive Plan

        The following is a description of the material provisions of the Liberty Media Corporation 2010 Incentive Plan (the incentive plan). The summary that follows is not intended to be complete, and we refer you to the copy of the incentive plan set forth as Annex A to this proxy statement for a complete statement of its terms and provisions.

        The incentive plan will be administered by the compensation committee of our board of directors. The incentive plan is designed to provide additional remuneration to certain employees and independent contractors for services rendered and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. The incentive plan is also intended to (1) attract persons of exceptional ability to become our officers and employees, and (2) induce independent contractors to provide services to us. Employees (including officers and directors) of, and independent contractors providing services to, our company or any of our subsidiaries, will be eligible to participate and may be granted awards under the incentive plan. Awards may be made to any such employee or independent contractor who holds or has held awards under the incentive plan or under any other plan of our company or any of our affiliates. The number of individuals who will receive awards under the incentive plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year, and whether employees or contractors of our subsidiaries are granted awards. Therefore, we cannot predict the number of future award recipients.

        Under the incentive plan, the compensation committee may grant non-qualified stock options, stock appreciation rights (SARs), restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing (collectively, awards). The maximum number of shares of our common stock with respect to which awards may be granted under the incentive plan is 50 million, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, no person will be granted in any calendar year awards under the incentive plan covering more than 8 million shares of our common stock. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million.

        The incentive plan is substantially similar to the Liberty Media Corporation 2000 Incentive Plan and the Liberty Media Corporation 2007 Incentive Plan (the existing incentive plans). The maximum number of shares of our common stock with respect to which awards could be granted under the existing incentive plans is expected to be depleted soon. Accordingly, the adoption of the incentive plan will enable us to continue to grant incentive awards to eligible recipients.

        Shares of our common stock issuable pursuant to awards made under the incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Shares of our common stock that are subject to (i) any award that expires, terminates or is cancelled or annulled for any reason without having been exercised, (ii) any award of any SARs the terms of which provide for settlement in cash, and (iii) any award of restricted shares or restricted stock units that shall be forfeited prior to becoming vested, will once again be available for issuance under the incentive plan. Shares of our common stock that are (i) not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) used to pay the purchase price or withholding taxes relating to an outstanding award, or (iii) repurchased in the open market with the proceeds of an option purchase price will not be again made available for issuance under the incentive plan.

        Subject to the provisions of the incentive plan, the compensation committee will be authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable.

        Options.    Non-qualified stock options awarded under the incentive plan will entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may be no less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The compensation committee will determine, and each individual award agreement will provide, (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Options granted under the incentive plan will generally be non-transferable, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Stock Appreciation Rights.    A SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a tandem SAR) or granted separately to an eligible employee or independent contractor (a free-standing SAR). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will be automatically cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a free-standing SAR may be no less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. SARs granted under the incentive plan will generally be non-transferable, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Restricted Shares and Restricted Stock Units.    Restricted shares are shares of our common stock that become vested and may be transferred upon completion of the restriction period. The compensation committee will determine, and each individual award agreement will provide, (1) the price, if any, to be paid by the recipient of the restricted shares, (2) whether dividends or distributions paid with respect to restricted shares will be retained by us during the restriction period (retained distributions), (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award and (5) other terms and conditions of the award. The holder of an award of restricted shares, as the registered owner of such shares, may vote the shares.

        A restricted stock unit is a unit evidencing the right to receive, in specified circumstances, one share of the specified series of our common stock, or its cash equivalent, subject to a restriction period or forfeiture conditions. The compensation committee will be authorized to award restricted stock units based upon the fair market value of shares of any series of our common stock under the incentive plan. The compensation committee will determine, and each individual award agreement will provide, the terms, conditions, restrictions, vesting requirements and payment rules for awards of restricted stock units, including whether the holder will be entitled to dividend equivalent payments with respect to the restricted stock units. Restricted stock units will be issued at the beginning of the restriction period and holders will not be entitled to shares of our common stock covered by restricted stock unit awards until such shares are issued to the holder at the end of the restriction period. Awards of restricted stock units or the common stock covered thereunder may not be transferred, assigned or encumbered prior to the date on which such shares are issued or as provided in the relevant award agreement.

        Upon the applicable vesting date, all or the applicable portion of restricted shares or restricted stock units will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or restricted stock units will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or restricted stock units will become payable, all in accordance with the terms of the individual award agreement. The compensation committee may permit a holder to elect to defer delivery of any restricted shares or restricted stock units that become vested and any related cash payments, retained distributions or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the Code).

        Cash Awards.    The compensation committee will also be authorized to provide for the grant of cash awards under the incentive plan. A cash award is a bonus paid in cash that may be based upon the attainment of one or more performance goals that have been established by the compensation committee, if any. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.

        Performance Awards.    At the discretion of the compensation committee, any of the above-described awards, including cash awards, may be designated as a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon any one or more of the following business criteria:

  •
  increased revenue;

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  net income measures (including income after capital costs and income before or after taxes);

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  stock price measures (including growth measures and total stockholder return);

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  price per share of our common stock;

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  market share;

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  earnings per share (actual or targeted growth);

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  earnings before interest, taxes, depreciation and amortization (EBITDA);

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  operating income before depreciation and amortization (OIBDA);

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  economic value added (or an equivalent metric);

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  market value added;

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  debt to equity ratio;

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  cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

  •
  return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

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  operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

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  expense measures (including overhead costs and general and administrative expense);

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  margins;

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  stockholder value;

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  total stockholder return;

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  proceeds from dispositions;

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  total market value; and

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  corporate values measures (including ethics compliance, environmental and safety).

        Performance measures may apply to the award recipient, to one or more business units, divisions or subsidiaries of our company or an applicable sector of our company, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the applicable performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The compensation committee will have no discretion to modify or waive such performance goals to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, unless the applicable award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant agreement provides for such discretion. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

        Awards Generally.    Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the incentive plan may be shares of LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB as provided in the relevant grant, the closing prices of which shares were $43.81, $43.54, $15.30, $15.25, $54.08 and $54.69, respectively, as of April 28, 2010. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder's termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the incentive plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, restricted stock units, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse and become fully vested, unless individual agreements state otherwise.

        Adjustments.    The number and kind of shares of our common stock that may be awarded or otherwise made subject to awards under the incentive plan, the number and kind of shares of our common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing will be subject to appropriate adjustment as the compensation committee deems equitable, in its sole discretion, in the event (1) we subdivide the outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine the outstanding shares of any series of our common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock, or any other similar corporate event (including mergers or consolidations, other than approved transactions (as defined in the incentive plan) for which other provisions are made pursuant to the incentive plan). In addition, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the compensation committee has the discretion to (i) provide, prior to the transaction, for the acceleration of vesting and exercisability, or lapse of restrictions, with respect the awards, or in the case of a cash merger, termination of unexercised awards, or (ii) cancel such awards and deliver cash to holders based on the fair market value of such awards as determined by the compensation committee, in a manner that is in compliance with the requirements of Section 409A of the Code.

        Amendment and Termination.    The incentive plan will terminate on February 23, 2015, unless earlier terminated by the compensation committee. The compensation committee may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination, except that outstanding awards may not be amended to reduce the purchase or base price of outstanding options or SARs. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

  Consequences to Participants

        The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan. This general summary does not purport to be complete, does not describe any state, local or non-U.S. tax consequences, and does not address issues related to the tax circumstances of any particular recipient of an award under the incentive plan.

        Non-Qualified Stock Options; SARs.    Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. We are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

        Under current rulings, if a holder transfers previously held ordinary shares in satisfaction of part or all of the exercise price of a non-qualified stock option, the holder will recognize income with respect to the shares received, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option exercise price. Moreover, that number of shares received upon exercise that equals the number of previously held shares surrendered in satisfaction of the non-qualified stock option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the holder, plus, the amount of ordinary income recognized by the holder with respect to the shares received.

        Cash Awards; Restricted Stock Units; Restricted Shares.    A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed under "Executive Compensation—Compensation Discussion & Analysis—Deductibility of Executive Compensation". A holder will not have taxable income upon the grant of a restricted stock unit but rather will generally recognize ordinary compensation income at the time the award vests in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed under "Executive Compensation—Compensation Discussion & Analysis—Deductibility of Executive Compensation.

        Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder's income in the year in which that amount is so included, subject to certain limits on deductibility discussed under "Executive Compensation—Compensation Discussion & Analysis—Deductibility of Executive Compensation."

        A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividends equivalents that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder's holding period in such shares will commence on the date income is so recognized.

New Plan Benefits

        Due to the nature of the incentive plan and the discretionary authority afforded the compensation committee in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan.

Vote and Recommendation

        The affirmative vote of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class, is required to approve the incentive plan proposal.

        Our board of directors unanimously recommends a vote FOR the approval of the Liberty Media Corporation 2010 Incentive Plan.

PROPOSAL 3—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2010.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2010.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG LLP:

	2009	2008
Audit fees	$5,268,000	5,466,000
Audit related fees(1)	923,000	370,000

Audit and audit related fees	6,191,000	5,836,000
Tax fees(2)	1,254,000	1,056,000

Total fees	$7,445,000	6,892,000

(1)
Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or reporting of transactions;

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  audit related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of our consolidated financial statements and (v) closing balance sheet audits related to dispositions; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects under $100,000 are expected to total $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Donne F. Fisher currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2009 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Charles Y. Tanabe Age: 58	Executive Vice President of our company since January 2007 and the General Counsel of our company since January 1999. A Senior Vice President of our company from January 1999 to December 2006, and the Secretary of our company from April 2001 to December 2007.
David J.A. Flowers Age: 55

A Senior Vice President of our company since October 2000 and the Treasurer of our company since April 1997. Vice President of our company from June 1995 to October 2000. Mr. Flowers is a director of the Interval Leisure Group, Inc. and Sirius.

Albert E. Rosenthaler Age: 50	A Senior Vice President of our company since April 2002.
Christopher W. Shean Age: 44	A Senior Vice President of our company since January 2002 and the Controller of our company since October 2000. A Vice President of our company from October 2000 to January 2002.

        Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption, other than Evan D. Malone, who is the son of John C. Malone.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertymedia.com.

 Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Donne F. Fisher, M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong qualifies as an independent director of our company.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal", our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, auditing and financial engineering. Our board is also chronologically diverse with our members' ages spanning five decades. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee is responsible for overseeing the management of risks relating to our compensation arrangements, and our nominating and corporate governance committee manages risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and includes input from our Internal Audit group.

Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are John C. Malone, Gregory B. Maffei and Robert R. Bennett. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is M. Ian G. Gilchrist and whose other members are Donne F. Fisher, David E. Rapley and, as of April 2010, Andrea L. Wong. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our Chief Executive Officer. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertymedia.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
M. Ian G. Gilchrist
Donne F. Fisher
David E. Rapley

        Ms. Wong did not participate in the foregoing submission because she was not a member of our board or our compensation committee during the period covered by the reported compensation.

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose chairman is David E. Rapley and whose other members are M. Ian G. Gilchrist, Larry E. Romrell and Andrea L. Wong. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Media Corporation, 12300 Liberty

Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

  •
  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner and any other person(s) (including their names) under which the proposing stockholder is making the nomination;

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the proposing stockholder intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation that the proposing stockholder is a holder of record of our common stock entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

  •
  a representation as to whether the proposing stockholder has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

  •
  a representation as to whether and the extent to which any hedging, derivative or other transactions has been entered into with respect to our company within the last six months by, or is in effect with respect to, the proposing stockholder, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposing stockholder, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  his or her unique background, including education, professional experience and relevant skill sets;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is essential that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Based on the foregoing criterion, the members of the nominating and corporate governance committee in office at the relevant time of determination recommended Ms. Wong and Mr. Gilchrist for nomination as directors of our board in April 2010 and July 2009, respectively. Ms. Wong was recommended following a discussion on the need to enhance the board's collective expertise by adding another director who has recent executive leadership experience in the media and entertainment sector, with a particular focus on programming and brand development. Mr. Gilchrist was recommended following a discussion on the need to replace Paul Gould's financial experience on our board after Mr. Gould's resignation to serve on the DTVG board. The board desired to find a replacement with investment banking experience serving companies in our industry and recommended Mr. Gilchrist as a candidate. Ms. Wong and Mr. Gilchrist were appointed to our board following a vote of the board of directors and will stand for election this year.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. Malone, Bennett and Gilchrist and Ms. Wong, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertymedia.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is Donne F. Fisher and whose other members are M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        Our board of directors has determined that Mr. Robison is an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

  •
  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

  •
  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  confirming compliance with applicable SEC and stock exchange rules; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertymedia.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. M. LaVoy Robison is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications With Audit Committees, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as modified or supplemented, including that firm's judgment about the quality of our accounting principles, as applied in its financial reporting.

        KPMG has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on February 25, 2010 with the SEC.

Submitted by the Members of the Audit Committee
Donne F. Fisher
M. LaVoy Robison
Larry E. Romrell

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2009, there were fourteen meetings of our full board of directors, four meetings of our executive committee, seven meetings of our compensation committee (excluding meetings of its former subcommittee), three meetings of our nominating and corporate governance committee and six meetings of our audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All but two of our board members then serving attended our 2009 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2009, the independent directors of our company, then serving, met at two executive sessions without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Donne F. Fisher, M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong.

 Risk Assessment in Compensation Programs

        Following the completion of a risk assessment of our compensation programs applicable to all employees, we have concluded that the design and operation of our compensation programs do not provide our employees with incentive to engage in business activities or other actions that would threaten the value of our company or the investment of our stockholders. We have also concluded that any risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our company. This assessment consisted of a review of program policies and practices, determinations as to the sufficiency of risk identification, and determinations as to our ability to manage significant risks arising from such programs.

 EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

  •
  John C. Malone, our Chairman of the Board;

  •
  Gregory B. Maffei, our Chief Executive Officer and President;

  •
  David J.A. Flowers, our principal financial officer; and

  •
  Charles Y. Tanabe, Albert R. Rosenthaler and Christopher W. Shean, our three other most highly compensated executive officers at the end of 2009.

We collectively refer to these persons as our named executive officers.

Compensation Discussion and Analysis

  Compensation Overview; Philosophy

        The compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with an emphasis placed on company performance and stock-based compensation outweighing cash.

        The compensation committee seeks to formulate a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive, and that is competitive relative to the compensation packages paid to similarly situated executives at companies in our reference group (as listed below). The compensation committee also believes that compensation packages should assist our company in attracting key executives critical to our long-term success. In determining the 2009 compensation packages for the named executive officers, the compensation committee tasked company representatives with updating the executive compensation data for the companies in our reference group. The compensation committee chose to focus on a similar reference group of companies for 2009 as it had focused on for 2008. Based on this information, as well as the general industry knowledge of the members of the compensation committee and the input of our Chief Executive Officer (with respect to the compensation packages for Messrs. Tanabe, Flowers, Rosenthaler and Shean), the compensation committee determined to provide each named executive officer (other than Mr. Malone) with a compensation package comprised primarily of a base salary, a performance-based bonus and equity incentive awards, weighted heavily toward the latter two compensation elements. Mr. Malone is compensated pursuant to the terms of his employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" below for more information.

  Role of Chief Executive Officer in Compensation Decisions

        Although the compensation package of each named executive officer is within the discretion of and determined by the compensation committee, recommendations are obtained from our Chief Executive Officer as to all elements of each named executive officer's compensation package (other than that of Messrs. Malone and Maffei). The Chief Executive Officer's recommendations are based on his evaluation of the performance and contributions of such other named executive officers, given their respective areas of responsibility. When making recommendations, the Chief Executive Officer considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

  •
  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within our reference group;

  •
  the named executive officer's years of service with us; and

  •
  the performance of any group for which the named executive officer is primarily responsible.

  Setting Executive Compensation

        In making its compensation decision for each named executive officer, the compensation committee considers the following:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation and perquisites and other personal benefits;

  •
  the financial performance of our company compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer;

  •
  as to each named executive officer (other than Messrs. Malone and Maffei), the performance evaluations and compensation recommendations given by our Chief Executive Officer; and

  •
  as to each named executive officer (other than Mr. Malone), compensation provided to similarly situated executives at companies within our reference group.

        Our reference group of companies consists of publicly-traded media, telecommunications and entertainment companies. This reference group includes companies that we may compete with for executive talent and stockholder investment. This reference group also includes companies in those industries that are similar to our company in size and complexity of operations. Companies included in our reference group are:

Cablevision Systems Corporation	News Corporation
CBS Corporation	priceline.com Incorporated
Comcast Corporation	Scripps Networks Interactive, Inc.
Discovery Communications, Inc.	Sirius XM Radio Inc.
DIRECTV (f/k/a The DIRECTV Group, Inc.)	Time Warner Inc.
Dreamworks Animation SKG, Inc.	Time Warner Cable Inc.
Expedia, Inc.	Viacom Inc.
IAC/InterActiveCorp	The Walt Disney Company
Liberty Global, Inc.

        Although the compensation committee considers the compensation packages awarded by these companies, the compensation committee makes adjustments to these packages based on qualitative factors, such as:

  •
  the size, scope and complexity of the businesses of the companies in our reference group;

  •
  the cost of living and other factors related to the geographic location of these companies; and

  •
  the compensation philosophy of the particular company, including any policies relating to compensation of founders or others with substantial personal wealth.

        In addition, the compensation committee recognizes that comparisons based on the roles performed by the named executive officers of companies in our reference group and roles performed by the named executive officers may be difficult to draw. That difficulty is attributable, at least in part, to the fact that none of the named executive officers has the title of chief operating officer or chief financial officer, two positions commonly held by named executive officers of other companies. That difficulty is further pronounced when considering those companies in our reference group whose management has direct responsibility for operating businesses, because their named executive officers have responsibilities different from those of the named executive officers.

  Elements of 2009 Executive Compensation

        For 2009 the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  a performance-based bonus, payable 75% in cash and 25% in restricted stock (other than with respect to Mr. Malone, who does not participate);

  •
  stand-alone equity incentive grants; and

  •
  perquisites and other limited personal benefits.

        Base Salary.    The compensation committee reviews the base salaries of the named executive officers (other than Mr. Malone) on an annual basis, as well as at the time of any change in responsibilities. Historically, after establishing a named executive officer's base salary, the compensation committee has limited increases to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers. The compensation committee believes base salary should be a relatively smaller portion of each named executive officer's overall compensation package, thereby aligning the interests of our executives more closely with those of our stockholders. Similarly, in accordance with the terms of his employment agreement, Mr. Malone's cash compensation is limited. For 2009, the compensation committee determined not to make any changes to the base salaries of the named executive officers. However, when finalizing the payment terms of the 2009 performance bonuses, the compensation committee determined to increase to 75% the portion of the award payable in cash (up from the 50% level applied in 2008).

        2009 Performance Bonuses.    For 2009, the compensation committee adopted an annual, performance-based bonus program for each of the named executive officers (other than Mr. Malone), which was similar to the program adopted for 2008. This bonus program, which is structured to comply with Section 162(m) of the Code, bases each participant's bonus on the achievement of a combination of corporate and personal performance measures. Pursuant to the 2009 bonus program, the aggregate Adjusted OIBDA (Adjusted OIBDA) for fiscal year 2009 of: (i) QVC, Inc.; (ii) Provide Commerce, Inc., Backcountry, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, which we refer to as the e-commerce companies; (iii) Starz, LLC and (iv) Atlanta National League Baseball Club, Inc. must exceed the minimum level of $1 billion (the 2009 Threshold) before any participant would be entitled to receive any bonus. The compensation committee retained the right to adjust actual 2009 Adjusted OIBDA for each component under certain circumstances, such as to take into account the effects of an acquisition or disposition. If the prescribed 2009 Threshold were exceeded, 3% of the excess would be used to establish the available notional bonus pool from which performance bonuses would be payable under this program. The compensation committee defined Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation). The compensation committee determined that the actual bonus amounts would be payable in a combination of cash and equity.

        Each participant was assigned a maximum bonus amount, expressed as a multiple of his 2009 base salary: 800%, 200% and 150% for Liberty Media's Chief Executive Officer, executive vice president and each of its senior vice presidents, respectively. If the bonus pool was insufficient to cover the aggregate maximum bonus amounts of all participants, each participant's maximum bonus amount would be reduced pro rata, for all purposes under the program, based upon his respective maximum bonus amount. Assuming the bonus pool was sufficient to cover the aggregate maximum bonus amounts:

  •
  Each participant would be entitled to receive up to 30% of his maximum bonus amount (the Corporate Performance Component) based on the compensation committee's assessment of our company's financial performance, as follows:

Corporate Performance Component	Portion of Maximum Bonus Payable
10	Full 30%
9	26.25%
8	22.50%
7	18.75%
6	15%
5	11.25%
4	7.5%
3 and below	0%
  •
  Each participant would be entitled to receive the remaining 70% of his maximum bonus amount (the Individual Performance Component or IPC) subject to the right of the compensation committee to reduce the amount payable based upon its assessment of that participant's individual performance, as follows:

Individual Performance Rating (IPR)	Portion of Maximum Bonus Payable (IPC)
10	Full 70%
9	61.25%
8	52.5%
7	43.75%
6	35%
5	26.25%
4	17.5%
3 and below	0%

        In December 2009, following a review of applicable financial results and preliminary forecasts, the compensation committee determined that the 2009 Threshold was sufficiently exceeded, thereby creating a notional bonus pool large enough to cover the aggregate maximum bonus amounts of all the participants and enabling each participant to receive a bonus of up to his maximum bonus amount. The compensation committee then reviewed the individual performance of each participant to determine his

IPR and corresponding IPC. The compensation committee took into account a variety of factors, without assigning a numerical value to any single performance measure. This determination was based on reports of our board, the observations of the compensation committee throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the applicable named executive officers (other than Mr. Malone), the compensation committee considered the following, among other things:

Individual	Performance Criteria
Gregory B. Maffei	• Completion of consolidating transaction with DTVG and management of related launch of new Liberty Starz tracker
• Leadership of the company's investment in Sirius
• Supervision of refinancing transactions relating to trackers and subsidiaries
• Spearheading strategic planning initiatives and succession planning relating to subsidiaries
• Development of business plans, personnel and reporting strategy for operating businesses
Charles Y. Tanabe	• Leadership of legal staff in structuring, negotiating and completing various transactions, including the DTVG consolidation
• Management of legal aspects of various corporate matters
• Exercise of oversight of legal issues handled by outside and in-house counsel
• Provision of legal support to subsidiaries and equity affiliates
David J.A. Flowers	• Negotiation and structuring of complex investments and transactions, including participating in investment in Sirius
• Management and restructuring of financial instruments, minimizing exposure to market conditions and improving performance and returns
Albert E. Rosenthaler	• Active engagement in and provision of input on legislative initiatives to support business plans
• Management and completion of IRS audits, examinations and mediations
• Evaluation of market opportunities and provision of transactional support to maximize tax benefits
• Development of strategic plans to enhance internal structure and profitability
Christopher W. Shean	• Maintenance of timely and accurate SEC reporting and facilitation of SEC review process pertaining to Liberty Entertainment, Inc. (LEI) split-off issues
• Addressing internal succession planning needs to ensure continued stability
• Evaluation of financial processes and personnel at operating companies
• Development of transactional and structural initiatives to improve quality of internal procedures and reporting

        The following table presents the Corporate Performance Component and Individual Performance Component assigned to each participant together with the aggregate dollar value of each named executive officer's 2009 performance-based bonus (other than Mr. Malone, who does not participate in the program) and the forms of payment:

	Corporate Performance Component (of possible 30%)			Shares of Restricted Stock
		IPC (of possible 70%)	Total Bonus ($)				Cash Award ($)
Name				LCAPA	LINTA	LSTZA
Gregory B. Maffei	18.75%	65.66%	6,750,000	14,497	93,659	8,137	5,062,500
Charles Y. Tanabe	18.75%	61.25%	1,400,800	3,009	19,437	1,689	1,050,600
David J.A. Flowers	18.75%	65.66%	822,656	1,767	11,415	992	616,992
Albert E. Rosenthaler	18.75%	65.66%	822,656	1,767	11,415	992	616,992
Christopher W. Shean	18.75%	52.5%	694,688	1,492	9,639	837	521,016

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, the compensation committee seeks to align the interests of the named executive officers with those of our stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term success. The compensation committee weighs stock-based compensation more heavily than cash compensation in determining each named executive officer's overall compensation mix. In addition, the compensation committee understands that the equity incentive portion of the named executive officers' compensation packages generally exceeds that of the executives in our peer group.

        The Liberty Media Corporation 2000 Incentive Plan (as amended and restated, the 2000 Incentive Plan) and the 2007 Incentive Plan provide for the grant of a variety of incentive awards, including stock options, restricted shares, stock appreciation rights and performance awards. Our executives have historically been granted stock options and awards of restricted stock in preference to other awards because of our company's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. In this regard, awards under these plan generally vest over a three to five year period.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. Historically, grants have been made to our employees once a year. Recently, however, the compensation committee has determined to make larger grants (equaling approximately four to five years Black-Scholes value of the annual grants made in 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These new grants provide for back-end weighted vesting to encourage our executives to remain with our company over the long-term and to better align them with our shareholders.

        Consistent with this philosophy, in December 2009, Mr. Maffei received a multi-year grant of options in connection with his agreement in principle to continue serving as our Chief Executive Officer for the next five years as described under "—Executive Compensation Arrangements—Maffei Employment Arrangement" below. These equity incentives represented substantially all of the increase in Mr. Maffei's compensation in 2009 and under the terms of his amended compensation arrangement and were granted with a back-end weighted vesting schedule to encourage Mr. Maffei's longevity with our company, better align him with our shareholders and reward him for our company's performance during his tenure. In addition, as part of this arrangement, Mr. Maffei was willing to accept lower target bonus and maximum cash compensation amounts for the next five years. Multi-year grants were made to our other executive officers in March 2010.

        In addition, the named executive officers (other than Mr. Malone) received a grant of restricted stock in partial payment of their 2009 performance bonuses (as described above under "—2009 Performance Bonuses").

        For more information regarding equity incentive grants, please see the "Grants of Plan-Based Awards" table below.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the Liberty 401(k) Savings Plan and the payment of life insurance premiums) consist of:

  •
  limited personal use of corporate aircraft;

  •
  occasional, personal use of an apartment in New York City owned by our company, which is primarily used for business purposes, and occasional, personal use of a company car and driver;

  •
  a deferred compensation plan that provides above-market preferential returns; and

  •
  in the case of Mr. Malone, an annual allowance of $1 million for personal expenses provided pursuant to the terms of his employment agreement.

        Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. Other than as contemplated by Mr. Malone's employment agreement, and other than in connection with Mr. Maffi's relocation expenses in 2007, we have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.

        On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on our corporate aircraft when traveling on business. Under the terms of the employment arrangements with our Chairman and Chief Executive Officer, those individuals and their guests may use corporate aircraft for non-business purposes subject to specified limitations.

        During 2009, Mr. Maffei was entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment with our company, (ii) the cessation of aircraft ownership by our company or (iii) December 31, 2011. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of our corporate aircraft.

        The aggregate incremental cost to our company of Mr. Malone's personal use of our corporate aircraft counts toward his $1 million personal expense account (described above). We determine incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

Because the company's aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        For purposes of determining an executive's taxable income, personal use of our aircraft is valued using a method based on SIFL rates, as published by the IRS. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer's compensation exceeds $1 million. See "—Deductibility of Executive Compensation" below.

        Deferred Compensation.    To help accommodate the tax and estate planning objectives of the named executive officers, as well as other executives with the title of Senior Vice President and above, our board of directors adopted the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended). Under that plan, participants may elect to defer up to 50% of their base salary and the cash portion of their performance bonuses. Compensation deferred under the plan that otherwise would have been received in 2009 will earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, see "—Executive Compensation Arrangements—2006 Deferred Compensation Plan" and the "Nonqualified Deferred Compensation Plans" table below.

        We provide Mr. Malone with certain deferred compensation arrangements that were entered into by our predecessors and assumed by us in connection with the various restructurings that we have undergone. Beginning in February 2009, Mr. Malone began receiving accelerated payments under those deferred compensation arrangements. For more information on these arrangements, see "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

  Employment Arrangements with Certain Named Executive Officers

        Our employment agreement with Mr. Malone was first entered into in the 1980s, when he was the Chief Executive Officer of our former parent TCI. We assumed that agreement in connection with the merger of AT&T and TCI in 1999. For a more detailed description of the employment agreement of Mr. Malone, including the amendments thereto, see "—Executive Compensation Arrangements—Malone Employment Agreement" below.

        Various terms of Mr. Maffei's employment were established under an arrangement approved by our board of directors when he joined our company as CEO-Elect in November 2005. In December 2009, the compensation committee approved a new compensation package for Mr. Maffei commencing January 1, 2010. For a more detailed description of his compensation arrangements, see "—Executive Compensation Arrangements—Maffei Employment Arrangement" below.

  Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the compensation committee considered the deductibility of executive compensation under Section 162(m) of the Code. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under the existing incentive plans or to be granted under the 2010 Incentive Plan. The compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation we pay to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the Code.

  Policy on Restatements

        In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position (as of 12/31/09)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)		Total ($)
John C. Malone	2009	2,600	—	—	—		—	266,872	1,136,135	(7)	1,405,607
Chairman of the Board	2008	2,600	—	5,382,006	9,902,009		—	239,110	1,150,933	(7)	16,676,658
	2007	2,600	—	—	4,605,496		—	214,323	1,193,812	(7)	6,016,231
Gregory B. Maffei	2009	1,000,000	—	1,687,503	79,345,879	(8)	5,062,500	4,096	393,587		87,493,565	(8)
President and Chief	2008	1,000,000	—	8,114,003	9,902,009		2,732,000	41,937	496,354	(9)	22,286,303
Executive Officer	2007	1,000,000	—	2,649,957	12,406,752		2,650,000	4,875	463,062	(9)	19,174,646
Charles Y. Tanabe	2009	875,500	—	350,233	2,292,387		1,050,600	1,361	29,403		4,599,484
Executive Vice President and	2008	875,500	—	2,185,177	2,807,439		659,252	13,860	27,903		6,569,131
General Counsel	2007	850,000	—	563,154	3,508,037		563,126	2,450	27,403		5,514,170
David J.A. Flowers	2009	650,000	—	205,686	1,222,602		616,992	763	29,403		2,725,446
Senior Vice President and	2008	650,000	—	1,112,664	1,497,293		298,838	8,331	25,549		3,592,675
Treasurer (principal financial	2007	625,000	—	275,432	1,858,654		275,392	1,996	24,894		3,061,368
officer)
Albert E. Rosenthaler	2009	650,000	—	205,686	1,222,602		616,992	371	27,122		2,722,773
Senior Vice President	2008	650,000	—	1,180,912	1,497,293		367,088	3,377	24,662		3,723,332
	2007	625,000	—	310,597	1,858,654		310,548	907	24,061		3,129,767
Christopher W. Shean	2009	650,000	—	173,651	1,222,602		521,016	1,329	25,640		2,594,238
Senior Vice President and	2008	650,000	—	1,146,788	1,497,293		332,963	2,640	24,108		3,653,792
Controller (principal	2007	625,000	—	310,597	1,858,654		310,548	605	24,455		3,129,859
accounting officer)

(1)
The aggregate grant date fair value of the equity incentive awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2009 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 25, 2010).

(2)
Reflects the cash portion of the performance-based bonuses paid to each of the named executive officers (other than Mr. Malone, who does not participate in the program). See "—Compensation Discussion and Analysis—Elements of 2009 Executive Compensation—2009 Performance Bonuses."

(3)
Reflects the above-market earnings credited during 2009, 2008 and 2007 to the deferred compensation accounts of each applicable named executive officers. See "—Compensation Discussion and Analysis—Elements of 2009 Executive Compensation—Deferred Compensation," "—Executive Compensation Arrangements—Employment Agreement," and "—Nonqualified Deferred Compensation Plans" below.

(4)
The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation (subject to specified maximums), and we contribute a matching contribution of 100% of the participants' contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in our contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1 - 2	33%
2 - 3	66%
3 or more	100%

  Included in this column, with respect to each named executive officer, is $24,500, $23,000 and $22,500 of matching contributions made by our company to the Liberty 401(k) Savings Plan in 2009, 2008 and 2007, respectively. With respect to these matching contributions, all of our named executive officers are fully vested.

(5)
Included in this column are the life insurance premiums paid by our company, on behalf of each of the named executive officers, as follows:

	Amounts ($)
Name	2009	2008	2007
John C. Malone	8,392	—	—
Gregory B. Maffei	1,710	1,710	1,710
Charles Y. Tanabe	4,903	4,903	4,903
David J.A. Flowers	4,903	2,549	2,394
Albert E. Rosenthaler	2,622	1,662	1,561
Christopher W. Shean	1,140	1,108	1,041
(6)
We make available to our personnel, including our named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(7)
Includes the following:

	Amounts ($)
	2009	2008	2007
Reimbursement for personal estate and tax planning advice	125,741	83,800	80,850
Reimbursement for personal legal services	46,839	101,612	111,235
Compensation related to personal use of corporate aircraft(a)	175,544	186,395	227,137
Tax payments made on behalf of Mr. Malone	468,670	601,191	745,832
Payment of regulatory filing fees	283,854	125,000	—
Miscellaneous travel expenses	—	20,701	—
Tax gross-up related to income attributed to Mr. Malone with respect to our cafeteria plan	—	380	364

(a)
Calculated based on aggregate incremental cost of such usage to our company

  We own an apartment in New York City which is primarily used for business purpose. Mr. Malone makes use of this apartment and our company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Malone.

(8)
Includes the grant date fair value of Mr. Maffei's multi-year option award granted in connection with his agreement in principle to continue serving as our Chief Executive Officer for the next 5 years. See "—Compensation Discussion and Analysis—Elements of 2009 Executive Compensation—Equity Incentive Compensation" for information regarding our compensation practices relating to equity incentive awards. Although his amended compensation package applies to the period 2010-2014, these awards were granted in December 2009 and are, accordingly, reflected in his 2009 compensation information above.

(9)
Includes the following:

	Amounts ($)
	2009	2008	2007
Compensation related to personal use of corporate aircraft(a)	364,766	460,749	234,071
Tax gross-up related to income attributed to Mr. Maffei as a result of his reimbursement of relocation costs	—	—	197,281

(a)
Calculated based on aggregate incremental cost of such usage to our company

  We own an apartment in New York City which is primarily used for business purpose. Mr. Maffei makes use of this apartment and our company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

Executive Compensation Arrangements

  Malone Employment Agreement

        In connection with the merger of TCI and AT&T Corp. in 1999, an employment agreement between John C. Malone and TCI was assigned to our company. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by our compensation committee. Although the "Summary Compensation Table" above reflects the aggregate incremental cost of Mr. Malone's personal use of our corporate aircraft, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL and aggregated $60,504 for the year ended December 31, 2009. Mr. Malone's employment agreement was further amended in December 2008, as described below.

        Prior to the December 2008 amendment, Mr. Malone had been entitled to a deferred compensation arrangement and an installment severance payment plan in certain circumstances. Mr. Malone had been permitted to defer a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The aggregate deferred amount, plus interest accrued thereon at the rate of 8% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 8% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1993 deferred compensation arrangement). Also, upon any termination of Mr. Malone's employment, he or his beneficiaries would have been entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date payment commences), the first of which would have been payable on the first day of the month succeeding the termination of Mr. Malone's employment (the installment severance plan).

        In addition, Mr. Malone had deferred a portion of his monthly compensation under his previous employment agreement, which was entered into as of January 1982, for all employment years ending on or prior to December 31, 1992. We assumed the obligation to pay that deferred compensation in connection with the merger of AT&T and TCI. The aggregate deferred amount, plus interest accrued thereon at the rate of 13% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 13% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1982 deferred compensation arrangement). (The 13% interest rate was established in 1983 pursuant to the previous agreement.)

        In December 2008, the compensation committee determined to modify Mr. Malone's employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, while he remains employed by our company, in satisfaction of our obligations to him under the 1993 deferred compensation arrangement, the 1982 deferred compensation arrangement and the installment severance plan. At the time of the amendment, the amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively. As a result of these modifications, Mr. Malone receives 240 equal monthly installments, which commenced February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement and (3) approximately $164,000 under the installment severance plan. Interest ceased to accrue under the installment severance plan once these payments began.

        Under the terms of Mr. Malone's employment agreement, he is entitled to receive upon the termination of his employment at our election for any reason (other than for death or "cause"), a lump sum equal to his salary for a period of 5 full years following termination (calculated on the basis of $2,600 per annum, the lump sum severance payment). The December 2008 amendment did not affect the lump sum severance payment.

        For a description of the effect of any termination event or a change in control of our company on his employment agreement, see "—Potential Payments Upon Termination or Change in Control" below.

  Maffei Employment Arrangements

        November 2005 Arrangement.    In connection with the acceptance by Gregory B. Maffei of employment with our company as CEO-Elect in November 2005, our board of directors approved an employment arrangement for Mr. Maffei. Pursuant to the arrangement, Mr. Maffei was entitled to receive a base salary of $1,000,000 per annum. We agreed to reimburse Mr. Maffei for his commuting costs from Seattle to Denver through 2006. We also agreed to reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area. Also, Mr. Maffei was granted options to acquire 5,500,000 shares of pre-reclassified Liberty Series A common stock at an exercise price of $7.95, which was the closing price of pre-reclassified Liberty Series A common stock on the grant date. As a result of subsequent corporate transactions, these options have been converted into options to acquire 275,000 shares of LCAPA at an exercise price of $10.88 per share, 1,375,000 shares of LINTA at an exercise price of $16.91 per share and 110,000 shares of LSTZA at an exercise price of $23.57 per share (after giving effect to the conversion of a portion of his Liberty Entertainment stock options as a result of the November 2009 split-off). In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei would have been entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by our board of directors to have been earned prior to his termination. Unvested stock incentive awards held by Mr. Maffei would have vested to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed during that period.

        December 2009 Arrangement.    On December 17, 2009, the compensation committee approved in principle a new compensation arrangement in favor of Mr. Maffei providing for a five year employment term beginning January 1, 2010 and ending December 31, 2014, with an annual base salary of $1.5 million, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 200% of the applicable year's annual base salary. The arrangement also provides that, in the event Mr. Maffei is terminated for "cause" or terminates his employment without "good reason," he will be entitled only to his accrued base salary and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. If, however, Mr. Maffei is terminated by our company without cause or if he terminates his employment for good reason, the arrangement provides for him to receive $7.8 million and for his unvested restricted shares and unvested options to vest pro rata based on the portion of the term elapsed through the termination date plus 18 months and for all vested and accelerated options to remain exercisable until their respective expiration dates. Lastly, in the case of Mr. Maffei's death or his disability, the arrangement provides for a payment of $7.8 million, for his unvested restricted shares and unvested options to fully vest and for his vested and accelerated options to remain exercisable until their respective expiration dates. Mr. Maffei's compensation arrangement is expected to be memorialized in a definitive employment agreement.

        Also, on December 17, 2009, in connection with the approval in principle of his compensation arrangement, Mr. Maffei received a multi-year grant of options to purchase the following shares of our company with exercise prices equal to the closing sale prices of the applicable series of stock on the grant date: 8,743,000 shares of LINTA, 760,000 shares of LSTZA and 1,353,000 shares of LCAPA. One-half of the options will vest on the fourth anniversary of the grant date with the remaining options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed by our company on the applicable vesting date. The options have a term of 10 years.

        Aircraft Usage.    In 2008, we entered into a letter agreement with Mr. Maffei pursuant to which he is entitled to personal use of corporate aircraft not to exceed 120 hours of flight time per year through the first to occur of December 31, 2011, his termination with our company or the cessation of aircraft ownership by our company. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of our corporate aircraft.

  Equity Incentive Plans

        The 2000 Incentive Plan and the 2007 Incentive Plan are administered by the compensation plan committee of our board of directors. Previously, the compensation committee had delegated to the incentive plan committee (a former subcommittee of the compensation committee) the authority to administer the existing incentive plans. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The existing incentive plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. Our compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the existing incentive plans (collectively, awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the 2000 Incentive Plan is 69,475,000 and the 2007 Incentive Plan is 39,300,000, subject, in each case, to anti-dilution and other adjustment provisions of the respective plans. With limited exceptions, under each of the existing incentive plans, no person may be granted in any calendar year awards covering more than 7,869,000 shares of our common stock (subject to anti-dilution and other adjustment provisions of the plans) nor may any person receive payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.

        Each equity incentive plan has a 10 year term. As a result, no grants may be made under the 2000 Incentive Plan following December 6, 2010. As a result of the expiration of the 2000 Incentive Plan and the dwindling capacity under the 2007 Incentive Plan, our board has determined to adopt the 2010 Incentive Plan and submit it to a vote of our stockholders. For more information about the 2010 Incentive Plan and the proposal to approve the same, see "Proposals of Our Board—Proposal 2—The Incentive Plan Proposal" above.

  2006 Deferred Compensation Plan

        Effective for the year beginning January 1, 2007, officers at the level of Senior Vice President and above are eligible to participate in the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended, the 2006 deferred compensation plan). Each eligible officer, including our Chief Executive Officer, principal financial officer and principal accounting officer, may elect to defer up to 50% of his annual base salary and the cash portion of his performance bonus under the 2006 deferred compensation plan. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2006 deferred compensation plan will earn interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        In addition to the accelerated distribution events described under "—Potential Payments Upon Termination or Change-in-Control" below, at the eligible officer's request, if the compensation committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2006 deferred compensation plan. In addition, a one-time withdrawal or change in payment timing was permitted to be made in January 2009 as described in "—Compensation Discussion and Analysis—Elements of 2009 Executive Compensation—Deferred Compensation."

        Our board of directors reserves the right to terminate the 2006 deferred compensation plan at any time. An optional termination by our board of directors will not result in any distribution acceleration.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2009 to the named executive officers (other than Mr. Malone, who did not receive any grants).

		Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(3)
							Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Gregory B. Maffei
	3/30/09	—	6,750,000	—	—	—	—	—
LCAPA	12/17/09	—	—	—	14,497	—	—	337,490
LINTA	12/17/09	—	—	—	93,659	—	—	961,878
LSTZA	12/17/09	—	—	—	8,137	—	—	388,135
LCAPA	12/17/09	—	—	—	—	1,353,000	23.28	16,917,777
LINTA	12/17/09	—	—	—	—	8,743,000	10.27	47,153,622
LSTZA	12/17/09	—	—	—	—	760,000	47.70	15,274,480
Charles Y. Tanabe
	3/30/09	—	1,400,800	—	—	—	—	—
LCAPA	12/17/09	—	—	—	3,009	—	—	70,050
LINTA	12/17/09	—	—	—	19,437	—	—	199,618
LSTZA	12/17/09	—	—	—	1,689	—	—	80,565
LCAPA	12/17/09	—	—	—	—	46,965	23.28	503,157
LINTA	12/17/09	—	—	—	—	288,328	10.27	1,402,390
LSTZA	12/17/09	—	—	—	—	26,425	47.70	386,839
David J.A Flowers
	3/30/09	—	822,656	—	—	—	—	—
LCAPA	12/17/09	—	—	—	1,767	—	—	41,136
LINTA	12/17/09	—	—	—	11,415	—	—	117,232
LSTZA	12/17/09	—	—	—	992	—	—	47,318
LCAPA	12/17/09	—	—	—	—	25,048	23.28	268,351
LINTA	12/17/09	—	—	—	—	153,775	10.27	747,942
LSTZA	12/17/09	—	—	—	—	14,093	47.70	206,309
Albert E. Rosenthaler
	3/30/09	—	822,656	—	—	—	—	—
LCAPA	12/17/09	—	—	—	1,767	—	—	41,136
LINTA	12/17/09	—	—	—	11,415	—	—	117,232
LSTZA	12/17/09	—	—	—	992	—	—	47,318
LCAPA	12/17/09	—	—	—	—	25,048	23.28	268,351
LINTA	12/17/09	—	—	—	—	153,775	10.27	747,942
LSTZA	12/17/09	—	—	—	—	14,093	47.70	206,309
Christopher W. Shean
	3/30/09	—	694,688	—	—	—	—	—
LCAPA	12/17/09	—	—	—	1,492	—	—	34,734
LINTA	12/17/09	—	—	—	9,639	—	—	98,993
LSTZA	12/17/09	—	—	—	837	—	—	39,925
LCAPA	12/17/09	—	—	—	—	25,048	23.28	268,351
LINTA	12/17/09	—	—	—	—	153,775	10.27	747,942
LSTZA	12/17/09	—	—	—	—	14,093	47.70	206,309

(1)
Represents the actual aggregate amount of each named executive officer's 2009 performance-based bonus. See "—Compensation Discussion and Analysis—Elements of 2009 Compensation—2009 Performance Bonuses" above.

(2)
Represents 25% of each named executive officer's 2009 performance-based bonus amount. Vests quarterly over 3 years from grant date. See "—Compensation Discussion and Analysis—Elements of 2009 Compensation—2009 Performance Bonuses Program" above.

(3)
Vests quarterly over 4 years from grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2009 and held by the named executive officers, including those awards granted during 2009 and reflected in the "Grants of Plan-Based Awards" table above.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
John C. Malone
Option Awards
LCAPA	58,036	26,392	(1)	15.96	3/29/14	—		—
LCAPA	83,436	250,311	(2)	3.57	12/16/15	—		—
LINTA	50,000	—		19.14	6/14/15	—		—
LINTA	234,014	106,379	(1)	24.06	3/29/14	—		—
LINTA	343,280	1,029,852	(2)	2.91	12/16/15	—		—
LINTB*	2,871,351	—		23.64	2/28/11	—		—
LINTB	450,000	—		19.74	6/14/15
LSTZA	4,000	—		26.44	6/14/15	—		—
LSTZA	23,217	10,554	(1)	33.72	3/29/14	—		—
LSTZA	34,341	103,024	(2)	26.03	12/16/15	—		—
LSTZB*	229,708	—		31.63	2/28/11	—		—
LSTZB	36,000	—		26.71	6/14/15	—		—
Stock Awards
LSTZA	—	—		—	—	22,817	(2)	1,053,005
Gregory B. Maffei
Option Awards
LCAPA	275,000	—		10.88	11/8/12	—		—
LCAPA	14,640	985	(3)	11.36	3/2/13	—		—
LCAPA	77,407	35,193	(1)	15.96	3/29/14	—		—
LCAPA	57,296	57,310	(4)	17.26	12/24/14	—		—
LCAPA	83,436	250,311	(2)	3.57	12/16/15	—		—
LCAPA	—	1,353,000	(5)	23.28	12/17/19	—		—
LINTA	1,375,000	—		16.91	11/8/12	—		—
LINTA	73,230	4,895	(3)	17.65	3/2/13	—		—
LINTA	312,048	141,852	(1)	24.06	3/29/14	—		—
LINTA	231,384	231,395	(4)	19.96	12/24/14	—		—
LINTA	343,280	1,029,852	(2)	2.91	12/16/15	—		—
LINTA	—	8,743,000	(5)	10.27	12/17/19
LSTZA	110,000	—		23.57	11/8/12	—		—
LSTZA	5,859	391	(3)	24.53	3/2/13	—		—
LSTZA	30,965	14,075	(1)	33.72	3/29/14	—		—
LSTZA	22,920	22,922	(4)	36.31	12/24/14	—		—
LSTZA	34,341	103,024	(2)	26.03	12/16/15	—		—
LSTZA	—	760,000	(5)	47.70	12/17/19	—		—
Stock Awards
LCAPA	—	—		—	—	3,745	(6)	89,431
LCAPA	—	—		—	—	120,619	(7)	2,880,382
LCAPA	—	—		—	—	14,497	(8)	346,188
LINTA	—	—		—	—	22,135	(6)	239,943
LINTA	—	—		—	—	264,511	(7)	2,867,299
LINTA	—	—		—	—	93,659	(8)	1,015,264
LSTZA	—	—		—	—	1,495	(6)	68,994
LSTZA	—	—		—	—	6,323	(7)	291,806
LSTZA	—	—		—	—	22,817	(2)	1,053,005

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LSTZA	—	—		—	—	8,137	(8)	375,523
Charles Y. Tanabe
Option Awards
LCAPA	16,056	—		14.74	2/28/11	—		—
LCAPA	12,500	—		10.92	7/31/13	—		—
LCAPA	11,250	—		9.95	8/6/14	—		—
LCAPA	14,000	—		11.93	8/2/12	—		—
LCAPA	9,570	638	(9)	11.27	2/28/13	—		—
LCAPA	21,923	9,977	(1)	15.96	3/29/14	—		—
LCAPA	16,168	16,174	(4)	17.26	12/24/14	—		—
LCAPA	23,656	70,969	(2)	3.57	12/16/15	—		—
LCAPA	—	46,965	(10)	23.28	12/17/16	—		—
LINTA	492,288	—		22.90	2/28/11	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	56,250	—		15.46	8/6/14	—		—
LINTA	70,000	—		18.54	8/2/12	—		—
LINTA	47,850	3,192	(9)	17.52	2/28/13	—		—
LINTA	88,407	40,193	(1)	24.06	3/29/14	—		—
LINTA	65,296	65,302	(4)	19.96	12/24/14	—		—
LINTA	97,328	291,985	(2)	2.91	12/16/15	—		—
LINTA	—	288,328	(10)	10.27	12/17/16	—		—
LSTZA	256	254	(9)	24.36	2/28/13	—		—
LSTZA	797	3,988	(1)	33.72	3/29/14	—		—
LSTZA	6,468	6,468	(4)	36.31	12/24/14	—		—
LSTZA	2,434	29,209	(2)	26.03	12/16/15	—		—
LSTZA	—	26,425	(10)	47.70	12/17/16	—		—
Stock Awards
LCAPA	—	—		—	—	375	(11)	8,955
LCAPA	—	—		—	—	800	(6)	19,104
LCAPA	—	—		—	—	29,107	(7)	695,075
LCAPA	—	—		—	—	3,009	(8)	71,855
LINTA	—	—		—	—	1,875	(11)	20,325
LINTA	—	—		—	—	4,706	(6)	51,013
LINTA	—	—		—	—	63,830	(7)	691,917
LINTA	—	—		—	—	19,437	(8)	210,697
LSTZA	—	—		—	—	150	(11)	6,923
LSTZA	—	—		—	—	318	(6)	14,676
LSTZA	—	—		—	—	1,526	(7)	70,425
LSTZA	—	—		—	—	6,469	(2)	298,544
LSTZA	—	—		—	—	1,689	(8)	77,947
David J.A. Flowers
Option Awards
LCAPA	73,843	—		14.74	2/28/11	—		—
LCAPA	10,000	—		10.92	7/31/13	—		—
LCAPA	12,500	—		9.95	8/6/14	—		—
LCAPA	15,000	—		11.93	8/2/12	—		—
LCAPA	8,475	567	(9)	11.27	2/28/13	—		—
LCAPA	11,616	5,284	(1)	15.96	3/29/14	—		—
LCAPA	8,568	8,573	(4)	17.26	12/24/14	—		—
LCAPA	12,616	37,850	(2)	3.57	12/16/15	—		—
LCAPA	—	25,048	(10)	23.28	12/17/16	—		—
LINTA	369,216	—		22.90	2/28/11	—		—
LINTA	50,000	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	75,000	—		18.54	8/2/12	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LINTA	42,375	2,833	(9)	17.52	2/28/13	—		—
LINTA	46,816	21,284	(1)	24.06	3/29/14	—		—
LINTA	34,600	34,614	(4)	19.96	12/24/14	—		—
LINTA	51,908	155,725	(2)	2.91	12/16/15	—		—
LINTA	—	153,775	(10)	10.27	12/17/16	—		—
LSTZA	226	226	(9)	24.36	2/28/13	—		—
LSTZA	422	2,113	(1)	33.72	3/29/14	—		—
LSTZA	429	3,427	(4)	36.31	12/24/14	—		—
LSTZA	1,298	15,578	(2)	26.03	12/16/15	—		—
LSTZA	—	14,093	(10)	47.70	12/17/16	—		—
Stock Awards
LCAPA	—	—		—	—	390	(6)	9,313
LCAPA	—	—		—	—	13,195	(7)	315,097
LCAPA	—	—		—	—	1,767	(8)	42,196
LINTA	—	—		—	—	2,307	(6)	25,008
LINTA	—	—		—	—	28,936	(7)	313,666
LINTA	—	—		—	—	11,415	(8)	123,739
LSTZA	—	—		—	—	155	(6)	7,153
LSTZA	—	—		—	—	692	(7)	31,936
LSTZA	—	—		—	—	3,450	(2)	159,218
LSTZA	—	—		—	—	992	(8)	45,781
Albert E. Rosenthaler
Option Awards
LCAPA	565	567	(9)	11.27	2/28/13	—		—
LCAPA	1,056	5,284	(1)	15.96	3/29/14	—		—
LCAPA	1,071	8,573	(4)	17.26	12/24/14	—		—
LCAPA	3,154	37,850	(2)	3.57	12/16/15	—		—
LCAPA	—	25,048	(10)	23.28	12/17/16	—		—
LINTA	128,200	—		19.25	4/1/12	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	75,000	—		18.54	8/2/12	—		—
LINTA	42,375	2,833	(9)	17.52	2/28/13	—		—
LINTA	46,816	21,284	(1)	24.06	3/29/14	—		—
LINTA	34,600	34,614	(4)	19.96	12/24/14	—		—
LINTA	25,954	155,725	(2)	2.91	12/16/15	—		—
LINTA	—	153,775	(10)	10.27	12/17/16	—		—
LSTZA	226	226	(9)	24.36	2/28/13	—		—
LSTZA	422	2,113	(1)	33.72	3/29/14	—		—
LSTZA	429	3,427	(4)	36.31	12/24/14	—		—
LSTZA	1,298	15,578	(2)	26.03	12/16/15	—		—
LSTZA	—	14,093	(10)	47.70	12/17/16	—		—
Stock Awards
LCAPA	—	—		—	—	443	(6)	10,579
LCAPA	—	—		—	—	16,210	(7)	387,095
LCAPA	—	—		—	—	1,767	(8)	42,196
LINTA	—	—		—	—	2,595	(6)	28,130
LINTA	—	—		—	—	35,543	(7)	385,286
LINTA						11,415	(8)	123,739
LSTZA	—	—		—	—	175	(6)	8,076
LSTZA	—	—		—	—	850	(7)	39,228
LSTZA	—	—		—	—	3,450	(2)	159,218
LSTZA	—	—		—	—	992	(8)	45,781

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Christopher W. Shean
Option Awards
LCAPA	12,500	—		10.92	7/31/13	—		—
LCAPA	12,500	—		9.95	8/6/14	—		—
LCAPA	13,000	—		11.93	8/2/12	—		—
LCAPA	9,570	638	(9)	11.27	2/28/13	—		—
LCAPA	11,616	5,284	(1)	15.96	3/29/14	—		—
LCAPA	8,568	8,573	(4)	17.26	12/24/14	—		—
LCAPA	12,616	37,850	(2)	3.57	12/16/15	—		—
LCAPA	—	25,048	(10)	23.28	12/17/16	—		—
LINTA	70,510	—		22.90	9/21/10	—		—
LINTA	14,102	—		22.90	2/28/11	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	65,000	—		18.54	8/2/12	—		—
LINTA	47,850	3,192	(9)	17.52	2/28/13	—		—
LINTA	46,816	21,284	(1)	24.06	3/29/14	—		—
LINTA	34,600	34,614	(4)	19.96	12/24/14	—		—
LINTA	25,954	155,725	(2)	2.91	12/16/15	—		—
LINTA	—	153,775	(10)	10.27	12/17/16	—		—
LSTZA	256	254	(9)	24.36	2/28/13	—		—
LSTZA	4,647	2,113	(1)	33.72	3/29/14	—		—
LSTZA	3,428	3,428	(4)	36.31	12/24/14	—		—
LSTZA	1,343	15,578	(2)	26.03	12/16/15	—		—
LSTZA	—	14,093	(10)	47.70	12/17/16	—		—
Stock Awards
LCAPA	—	—		—	—	375	(11)	8,955
LCAPA	—	—		—	—	443	(6)	10,579
LCAPA	—	—		—	—	14,702	(7)	351,084
LCAPA	—	—		—	—	1,492	(8)	35,629
LINTA	—	—		—	—	1,875	(11)	20,325
LINTA	—	—		—	—	2,595	(6)	28,130
LINTA	—	—		—	—	32,240	(7)	349,482
LINTA	—	—		—	—	9,639	(8)	104,487
LSTZA	—	—		—	—	150	(11)	6,923
LSTZA	—	—		—	—	175	(6)	8,076
LSTZA	—	—		—	—	771	(7)	35,582
LSTZA	—	—		—	—	3,450	(2)	159,218
LSTZA	—	—		—	—	837	(8)	38,628

*
These awards are exercisable at the option of Mr. Malone for Series A shares instead at a lower exercise price ($22.90 in the case of LINTA and $31.28 in the case of LSTZA).

(1)
Vests quarterly (based on original amount of grant) over 4 years from March 29, 2007 grant date.

(2)
Vests quarterly (based on original amount of grant) over 4 years from December 16, 2008 grant date.

(3)
Vests in full on March 2, 2010.

(4)
Vests quarterly (based on original amount of grant) over 4 years from December 24, 2007 grant date.

(5)
Vests 50% on December 17, 2013 and 50% on December 17, 2014.

(6)
Vests quarterly (based on original amount of grant) over 3 years from December 24, 2007 grant date.

(7)
Vests quarterly (based on original amount of grant) over 3 years from December 12, 2008 grant date.

(8)
Vests quarterly (based on original amount of grant) over 3 years from December 17, 2009 grant date.

(9)
Vests in full on February 28, 2010.

(10)
Vests quarterly (based on original amount of grant) over 4 years from December 17, 2009 grant date.

(11)
Vests quarterly (based on original amount of grant) over 5 years from August 2, 2005 grant date.

Option Exercises and Stock Vested

        The following table sets forth information regarding the exercise of vested options and the vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)(2)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)(3)	Value realized on vesting ($)
John C. Malone
LCAPA	—	—	4,224	69,411
LCAPB	574,270	4,536,733	—	—
LINTA	—	—	9,694	73,439
LMDIA(4)	—	—	69,717	1,654,384
LSTZA(5)	—	—	2,324	112,203
Gregory B. Maffei
LCAPA	—	—	68,268	1,121,814
LINTA	—	—	164,070	1,242,837
LMDIA(4)	—	—	104,649	2,483,321
LSTZA(5)	—	—	3,489	168,449
Charles Y. Tanabe
LCAPA	82,402	387,236	17,203	281,376
LINTA	—	—	42,221	318,057
LMDIA(4)	733,333	8,962,204	30,335	723,850
LSTZA(5)	—	—	944	45,576
David J.A Flowers
LCAPA	—	—	7,615	125,210
LINTA	—	—	18,196	137,848
LMDIA(4)	588,203	7,232,309	14,256	338,295
LSTZA(5)	—	—	475	22,933
Albert E. Rosenthaler
LCAPA	101,069	1,056,343	9,256	152,127
LINTA	25,954	189,615	22,021	166,839
LMDIA(4)	405,391	4,532,999	15,279	362,570
LSTZA(5)	—	—	509	24,575
Christopher W. Shean
LCAPA	16,922	114,393	9,132	148,701
LINTA	25,954	183,500	23,151	173,609
LMDIA(4)	293,912	4,115,886	17,366	416,096
LSTZA(5)	—	—	512	24,719

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
Does not include the following shares of Class A common stock of DIRECTV acquired upon exercise of options following the completion of the business combination between DTVG and LEI (the DTV Business Combination):

Name	Shares Acquired on Exercise
John C. Malone	—
Gregory B. Maffei	1,100,187
Charles Y. Tanabe	498,843
David J.A. Flowers	237,251
Albert E. Rosenthaler	237,251
Christopher W. Shean	310,533

  These awards were originally granted with respect to shares of Liberty Entertainment common stock (LMDIA and LMDIB), converted in the split-off into awards for LEI common stock and further converted in the DTV Business Combination into awards for DIRECTV common stock.

(3)
Does not include the following restricted shares of Class A common stock of DIRECTV which vested upon the completion of the DTV Business Combination:

Name	Shares Acquired upon Vesting
John C. Malone	251,461
Gregory B. Maffei	341,318
Charles Y. Tanabe	94,105
David J.A. Flowers	47,748
Albert E. Rosenthaler	49,859
Christopher W. Shean	50,599

  These awards were originally granted with respect to shares of Liberty Entertainment common stock, converted in the split-off into awards for LEI common stock and further converted in the DTV Business Combination into awards for DIRECTV common stock.

(4)
Reflects exercises and vesting events occurring prior to the split-off and redesignation on November 19, 2009.

(5)
Reflects exercises and vesting events occurring following the split-off and redesignation on November 19, 2009.

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the nonqualified deferred compensation plans in which our named executive officers participated during the year ended December 31, 2009. Our named executive officers, other than Mr. Malone, participate in the 2006 Deferred Compensation Plan. See "—Executive Compensation Arrangements—2006 Deferred Compensation" for more information. Mr. Malone's deferred compensation arrangements are described under "—Executive Compensation Arrangements—Malone Employment Agreement."

Name	Executive contributions in 2009 ($)	Registrant contributions in 2009 ($)	Aggregate earnings in 2009 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/09 ($)(2)
John C. Malone	—	—	2,809,308	(2,825,916)	22,361,202
Gregory B. Maffei	1,366,000	—	18,147	(3,922,209)	—
Charles Y. Tanabe	329,626	—	6,012	(1,249,185)	—
David J.A. Flowers	98,616	—	3,347	(660,682)	—
Albert E. Rosenthaler	73,418	—	1,642	(334,377)	—
Christopher W. Shean	150,398	—	22,949	—	354,700

(1)
Of these amounts, the following were reported in the "Summary Compensation Table" as above-market earnings that were credited to the named executive officer's deferred compensation account during 2009:

Name	Amount ($)
John C. Malone	266,872
Gregory B. Maffei	4,096
Charles Y. Tanabe	1,361
David J.A. Flowers	763
Albert E. Rosenthaler	371
Christopher W. Shean	1,329
(2)
In our prior year proxy statements, we reported the following above-market earnings that were credited as interest to the applicable officer's deferred compensation accounts during the years reported:

	Amount ($)
Name	2008	2007	2006
John C. Malone	239,110	214,323	192,186
Gregory B. Maffei	41,937	4,875	—
Charles Y. Tanabe	13,860	2,450	—
David J.A. Flowers	8,331	1,196	—
Albert E. Rosenthaler	3,337	907	—
Christopher W. Shean	2,640	605	—

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2009. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2009 for each series of our common stock then-outstanding: LSTZA—$46.15, LSTZB—$46.86, LINTA—$10.84, LINTB—$10.74, LCAPA—$23.88 and LCAPB—$23.56. The value of the options and SARs shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the table is based on the applicable closing market price and the number of shares vested.

        Each of our named executive officers has received awards and payments under the existing incentive plans, and each of our named executive officers is eligible to participate in our deferred compensation plans. Additionally, each of Messrs. Malone and Maffei is entitled to certain payments upon termination under his respective compensation arrangement. See "—Executive Compensation Arrangements" above.

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

        Voluntary Termination.    Under the existing incentive plans, each named executive officer would only have a right to the equity grants that vested prior to his termination date.

        Under the 2006 deferred compensation plan, we do not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that we were permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.

        Termination for Cause.    All equity grants (whether vested or unvested) under the existing incentive plans would be forfeited by any named executive officer who is terminated for "cause." The existing incentive plans define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Termination Without Cause.    Messrs. Malone and Maffei's compensation arrangements provide for benefits in the case of termination by our company not for cause. See "—Executive Compensation Arrangements" above. Pursuant to the existing incentive plans and the related award agreements, if a named executive officer were terminated without cause, in addition to his vested equity awards, he would be entitled to vesting in full with respect to any outstanding options or SARs that would have vested during the calendar year in which the termination occurs.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Death.    In the event of death, the existing incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to life insurance policies, which we make available to all our employees.

        Assuming the deceased executive filed an election to accelerate distributions upon his separation from service, the beneficiary of a deceased executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Disability.    In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the existing incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.

        Assuming the disabled executive filed an election to accelerate distributions upon his separation from service, a disabled executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Termination After a Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases our common stock pursuant to a tender offer or exchange offer, without the prior consent of our board of directors.

  •
  The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

        The 2006 deferred compensation plan provides our compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)	Termination Without Cause ($)		Death ($)		Disability ($)		After a Change in Control ($)
John C. Malone
Lump Sum Severance(1)	—		—	13,000		—		13,000		—
Installment Severance Plan(2)	37,489,448		37,489,448	37,489,448		37,489,448		37,489,448		37,489,448
1993 Deferred Compensation Arrangement(3)	4,599,513		4,599,513	4,599,513		2,354,904		4,599,513		4,599,513
1982 Deferred Compensation Arrangement(4)	54,230,926		54,230,926	54,230,926		20,006,298		54,230,926		54,230,926
Options/SARs	10,158,662	(5)	—	10,158,662	(5)	25,822,258	(6)	25,822,258	(6)	25,822,258	(6)
Restricted Stock	—		—	—		1,053,005	(6)	1,053,005	(6)	1,053,005	(6)

Total	106,478,549		96,319,887	106,478,549		86,725,913		123,195,150		123,195,150

Gregory B. Maffei
Severance(7)	—		—	1,500,000		1,500,000		1,500,000		1,500,000
Options/SARs	13,079,292	(5)	—	21,669,007	(9)	35,277,398	(6)	35,277,398	(6)	35,277,398	(6)
Restricted Stock	—		—	6,322,880	(9)	9,227,835	(6)	9,227,835	(6)	9,227,835	(6)

Total	13,079,292		—	29,491,887		46,005,233		46,005,233		46,005,233

Charles Y. Tanabe
Options/SARs	2,414,471	(5)	—	2,414,471	(5)	7,264,389	(6)	7,264,389	(6)	7,264,389	(6)
Restricted Stock	—		—	—		2,237,456	(6)	2,237,456	(6)	2,237,456	(6)

Total	2,414,471		—	2,414,471		9,501,845		9,501,845		9,501,845

David J.A Flowers
Options/SARs	2,121,857	(5)	—	2,121,857	(5)	4,712,263	(6)	4,712,263	(6)	4,712,263	(6)
Restricted Stock	—		—	—		1,073,106	(6)	1,073,106	(6)	1,073,106	(6)

Total	2,121,857		—	2,121,857		5,785,369		5,785,369		5,785,369

Albert E. Rosenthaler
Options/SARs	332,958	(5)	—	332,958	(5)	2,923,364	(6)	2,923,364	(6)	2,923,364	(6)
Restricted Stock	—		—	—		1,229,326	(6)	1,229,326	(6)	1,229,326	(6)

Total	332,958		—	332,958		4,152,690		4,152,690		4,152,690

Christopher W. Shean
Deferred Compensation	354,700		354,700	354,700		354,700	(8)	354,700	(8)	354,700	(8)
Options/SARs	1,347,011	(5)	—	1,347,011	(5)	3,938,932	(6)	3,938,932	(6)	3,938,932	(6)
Restricted Stock	—		—	—		1,157,095	(6)	1,157,095	(6)	1,157,095	(6)

Total	1,701,711		354,700	1,701,711		5,450,727		5,450,727		5,450,727

(1)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2009, at Liberty Media's election (other than for death or cause), he would have been entitled to a lump sum severance payment of $13,000 payable upon termination, which is equal to five years' of his current annual salary of $2,600. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(2)
As described above, Mr. Malone began receiving 240 consecutive monthly installment severance payments in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of the payments remaining as of December 31, 2009. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(3)
As described above, Mr. Malone began receiving 240 consecutive monthly payments of his deferred compensation, plus interest, in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of these payments remaining as of December 31, 2009. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2009, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(4)
As described above, Mr. Malone began receiving 240 consecutive monthly payments of his deferred compensation, plus interest, in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of these payments remaining as of December 31, 2009. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his previous employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2009, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(5)
Based on the number of vested options and SARs held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
Based on (i) the number of vested options and SARs and (ii) the number of unvested options and SARs and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(7)
If Mr. Maffei's employment had been terminated at Liberty Media's election for any reason (other than cause), as of December 31, 2009, he would have been entitled to receive $1,500,000 (which consists of 18 months of his base salary). See "—Executive Compensation Arrangements—Maffei Employment Arrangement" above.

(8)
Under these circumstances (and subject to the assumptions described above), the named executive officer would receive an immediate distribution of the balance of his deferred compensation account (rather than receiving distributions under the plan in accordance with the elections previously filed by such named executive officer).

(9)
Based on (i) the number of vested options and SARs held by Mr. Maffei at year-end and (ii) the number of unvested options and SARs and the number of shares of restricted stock held by Mr. Maffei that were unvested at year-end but would vest during his 18-month severance period (January 1, 2010 through June 30, 2011), pursuant to his employment arrangements. See "—Executive Compensation Arrangements—Maffei Employment Arrangements" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    Prior to October 1, 2009, each of our directors who was not an employee of our company was paid an annual fee of $54,350 (which we refer to as the director fee). The chairman of the audit committee of our board of directors and each other member of that committee was paid an additional annual fee of $20,000 and $10,000, respectively. With respect to our executive committee, compensation committee, and nominating and corporate governance committee, each member thereof who was not an employee of our company received an additional annual fee of $5,000 for his participation on each such committee, except that any committee member who was also the chairman of the executive committee or compensation committee instead received an additional annual fee of $10,000 for his participation on that committee. Director fees were payable quarterly in arrears in cash or, at the election of the director, in shares of our common stock. Fees for participation on committees were payable quarterly in arrears in cash only.

        On and after October 1, 2009, the director fee was increased to $185,000, of which $92,500 is payable in cash and the balance is payable in restricted shares of LCAPA, LINTA and LSTZA. See "—Director Restricted Share Grants" below for information on the restricted stock awards granted in 2009 to the nonemployee directors. Each of our directors who resides outside of Colorado receives $2,000 per meeting for attending meetings at our offices in Englewood, Colorado. The chairman of the audit committee of our board of directors and each other member of that committee is paid an additional annual fee of $30,000. With respect to our executive committee, each nonemployee member thereof receives an additional annual fee of $10,000 for his participation on the committee. With respect to our compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $10,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $20,000 for his participation on that committee. The $92,500 cash portion of the director fees, the meeting fees and the fees for participation on committees are payable quarterly in arrears in cash only. The foregoing increase in director compensation was adopted in an effort to provide our board members with a more competitive compensation package, following a review of the director compensation paid by our peer companies.

        Charitable Contributions.    If a director makes a donation to our political action committee, we will make a matching donation to a charity of his or her choice in an amount not to exceed $10,000.

        Equity Incentive Plan.    The Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the Liberty Media director plan) is administered by our entire board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Liberty Media director plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the Liberty Media director plan (collectively, director awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the Liberty Media director plan is 1,945,000, subject to anti-dilution and other adjustment provisions of the plan. Shares of our common stock issuable pursuant to awards made under the Liberty Media director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.

        Director Restricted Share Grants.    Pursuant to our new director compensation policy described above and the Liberty Media director plan, on December 17, 2009, our board of directors granted each of the nonemployee directors (i) 795 restricted shares of LCAPA, (ii) 4,855 restricted shares of LINTA, and (iii) 445 restricted shares of LSTZA. These restricted shares will vest on the second anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be forfeited if the grantee resigns or is removed from the board before the vesting date.

        One-Time Option Grant.    In connection with his election to our board of directors, as of August 10, 2009, Mr. M. Ian G. Gilchrist received a grant of options under the Liberty Media director plan to purchase (i) 1,270 LCAPA shares at an exercise price equal to $17.14 , which was the closing price of the stock on the grant date, (ii) 5,330 LINTA shares at an exercise price equal to $9.07, which was the closing price of the stock on the grant date, and (iii) 387 LSTZA shares at an exercise price equal to $38.68, which was the closing price of the predecessor LMDIA stock on the grant date as adjusted for the split-off and the DTV Business Combination. The options will become exercisable on the first anniversary of the grant date, or on such earlier date that Mr. Gilchrist ceases to be a director because of death or disability, and will terminate without becoming exercisable if Mr. Gilchrist resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date Mr. Gilchrist ceases to be a director.

Robert R. Bennett

        Employment Agreement.    Pursuant to an employment agreement we entered into with Robert R. Bennett when he retired as the former President and Chief Executive Officer, Mr. Bennett remained employed by our company during 2007 and the first quarter of 2008 at a base salary of $500,000 per annum. Also through March 31, 2008, he was entitled to office support services and to use of our New York City apartment. From April 1, 2008 through March 27, 2009 (the date on which Mr. Bennett's employment with our company terminated), Mr. Bennett was entitled to receive a base salary at the rate of $3,000 per annum and an additional amount of cash compensation based on the hours of service he provided to our company. Mr. Bennett was also entitled to continue his participation in our savings and welfare benefit plans and programs, subject to the terms and conditions of those plans. Mr. Bennett's employment agreement further provided for the payment of severance upon termination of employment following his death or disability. In either such event, Mr. Bennett or his beneficiaries would have been entitled to receive, in a lump sum, his salary through his scheduled termination date of August 31, 2014 (calculated on the basis of $3,000 per annum). Under Mr. Bennett's employment agreement, we did not have the right to terminate Mr. Bennett other than for death, disability or "cause."

        Termination Agreement.    On March 27, 2009, Mr. Bennett entered into a termination agreement with our company pursuant to which he voluntarily terminated his employment agreement. Pursuant to the termination agreement, we accelerated Mr. Bennett's stock incentive awards and paid Mr. Bennett $38,513 for services that had been rendered at the request of our company. Mr. Bennett waived his rights to any severance benefits but remains entitled to continue his participation in our health and welfare benefit plans and programs (subject to the terms and conditions of those plans) through August 31, 2014.

        Special Option Grant.    In connection with the DTV Business Combination, Mr. Bennett agreed to specified limitations on his ability to transfer or acquire certain securities prior to the closing of the transaction and, in exchange for his agreement (the Bennett Agreement), we granted to Mr. Bennett an option to purchase 500,000 shares of LMDIA at an exercise price equal to the closing market price on May 11, 2009, which was the fifth trading day following (but not including) the date on which the DTV

Business Combination was announced. These options, which were granted under the Liberty Media director plan, were immediately exercisable and fully vested and have an expiration date of February 28, 2011. Pursuant to the agreement with Mr. Bennett, Mr. Bennett received a second grant on November 1, 2009 of an option to purchase 50,000 shares of LMDIA at an exercise price equal to the closing market price on November 2, 2009, which was the first trading day following the grant date. These options, which were also granted under the Liberty Media director plan, were immediately exercisable and fully vested and have an expiration date of July 1, 2011. As a result of adjustments made to the outstanding LMDIA equity awards in connection with the DTV Business Combination, these options now relate to shares of LSTZA and are included in footnote (3) below as such.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)		Stock Awards ($)(2)(3)	All other compensation ($)		Total ($)
Robert R. Bennett	64,562		—	(4)	89,595	13,035	(5)(6)	167,192	(4)
Donne F. Fisher	99,376		—		89,595	—		188,971
M. Ian G. Gilchrist	49,163		48,683		89,595	2,624	(6)	190,065
Paul A. Gould(7)	53,658		—		—	—		53,658
Evan D. Malone	70,693	(8)	—		89,595	—		160,288
David E. Rapley	82,988		—		89,595	11,442	(6)(9)	184,025
M. LaVoy Robison	84,865		—		89,595	—		174,460
Larry E. Romrell	77,607		—		89,595	11,142	(6)	178,344

(1)
John C. Malone and Gregory B. Maffei, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2009. Andrea L. Wong, our newest director, joined our board in April 2010 and is, therefore, not included in the table.

(2)
The aggregate grant date fair value of option and stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2009 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 25, 2010).

(3)
As of December 31, 2009, our directors (other than Messrs. Malone and Maffei, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	Robert R. Bennett	Donne F. Fisher	M. Ian G. Gilchrist	Evan D. Malone	David E. Rapley	M. LaVoy Robison	Larry E. Romrell
Options/SARs
LCAPA	105,450	9,910	1,270	4,485	9,910	9,910	9,910
LINTA	522,400	43,860	5,330	19,680	43,860	43,860	43,860
LSTZA	96,820	3,604	387	1,407	3,604	3,604	3,604
Restricted Stock
LCAPA	795	795	795	795	795	795	795
LINTA	4,855	4,855	4,855	4,855	4,855	4,855	4,855
LSTZA	445	445	445	445	445	445	445
(4)
Does not include the grant date fair value (approximately $2.5 million) of the options granted to Mr. Bennett pursuant to the Bennett Agreement described under "—Robert R. Bennett—Special Option Grant" above.

(5)
Consists of (i) $750 in salary and (ii) $3,929 of matching contributions made by our company to the Liberty 401(k) Savings Plan as a result of Mr. Bennett serving as an employee of our company prior to March 27, 2009. See "—Compensation of Directors—Robert R. Bennett" above.

(6)
Includes the following amounts of health insurance premiums paid by our company for the benefit of the following directors:

Name	Amounts ($)
Robert R. Bennett	8,356
M. Ian G. Gilchrist	2,624
David E. Rapley	11,142
Larry E. Romrell	11,142
(7)
On August 7, 2009, and in connection with his joining the board of directors of DTVG, Paul A. Gould resigned from the board of directors of our company. In connection with and prior to Mr. Gould's resignation, our company's board determined to amend Mr. Gould's equity incentive awards to accelerate the vesting of his unvested options and to extend the exercisability of all of his equity incentive awards through their original, respective terms.

(8)
Includes $20,380 paid in our company's common stock to Dr. Malone.

(9)
Includes a charitable contribution made on behalf of Mr. Rapley pursuant to our matching donation program described above.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information regarding our equity compensation plans, as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007):			9,462,726	(2)
LCAPA	3,473,690	$18.12
LCAPB	—	$—
LINTA	28,381,664	$13.06
LINTB	7,491,314	$23.41
LSTZA	1,932,243	$48.06
LSTZB	599,305	$31.33
Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007):			934,159
LCAPA	55,305	$9.99
LCAPB	—	—
LINTA	244,310	$12.94
LINTB	—	—
LSTZA	74,814	$35.61
LSTZB	—	—
Liberty Media Corporation 2007 Incentive Plan			15,988,129
LCAPA	1,540,472	$6.33
LCAPB	—	—
LINTA	12,205,621	$7.19
LINTB	—	—
LSTZA	587,466	$27.97
LSTZB	—	—
Equity compensation plans not approved by security holders:
Liberty Media Corporation 2010 Incentive Plan(3)			—
LCAPA	—	—
LCAPB	—	—
LINTA	—	—
LINTB	—	—
LSTZA	—	—
LSTZB	—	—

Total:
LCAPA	5,069,467

LCAPB	—

LINTA	40,831,595

LINTB	7,491,314

LSTZA	2,594,523

LSTZB	599,305

			26,385,014

(1)
Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
No further grants may be made under this plan following December 6, 2010.

(3)
The new Liberty Media Corporation 2010 Incentive Plan is being submitted for stockholder approval at the annual meeting. For information regarding this plan, see "Proposals of Our Board—Proposal 2—The Incentive Plan Proposal"

  above. This plan was not adopted until February 2010. Accordingly, we have not included in the table the 50 million shares available for grant under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Each of the following transactions was approved in advance by an independent committee of our board in accordance with our Corporate Governance Guidelines.

Lockerz

        In February 2009, LMC Lockerz, LLC (LMC Lockerz), a wholly-owned subsidiary of our company, and Kathy Savitt formed Lockerz, LLC (Lockerz), a Delaware limited liability company, which is engaged in the business of creating and operating a destination e-commerce, content and community website aimed primarily at teenagers and "Tweens." In November 2009, Gregory B. Maffei, our Chief Executive Officer and a director of our company, invested $2.86 million in Lockerz for an approximate 24.2% aggregate equity interest in Lockerz. In January 2010, Mr. Maffei made an additional capital contribution of approximately $857,143 in Lockerz. In March 2010, Mr. Maffei made an additional capital contribution of $571,428. All of these investments by Mr. Maffei in Lockerz were made on the same terms as those provided to LMC Lockerz. As of March 31, 2010, Mr. Maffei owned approximately 25.9% of Lockerz, and LMC Lockerz and Ms. Savitt owned the remaining 64.7% and 9.4% interests, respectively. Mr. Maffei is also a director on the board of Lockerz.

Right Start

        In May 2009, LMC Right Start, Inc., a wholly-owned subsidiary of our company, acquired substantially all of the assets of Right Start Acquisition Company and Babystyle, Inc. as the winning bidder in a bankruptcy auction process (Right Start Investment). In September 2009, the company approved a consulting arrangement related to the Right Start Investment with John Maffei, the brother of Gregory B. Maffei, our Chief Executive Officer and a director of our company. As part of the consulting arrangement, John Maffei received a finder's fee of $150,000 plus a payment of $20,000 per month for a total of five months. The consulting arrangement also included a release of claims by John Maffei against the company and a non-competition covenant.

Media Bids

        From January 1, 2009, through February 28, 2010, Provide Commerce, Inc., a wholly owned subsidiary of our company, paid a total of approximately $161,000 for the placement of print advertisements by MediaBids, Inc., a company that operates a website for buying and selling newspaper and magazine print advertising (MediaBids). Jedd Gould, son of Paul Gould who was a director of our company through August 7, 2009, holds a 74.6% ownership interest in and is the President of MediaBids, and Beth Gould, daughter of Paul Gould, holds a 24.1% interest in and is a Director of MediaBids.

 STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2010 which will take place on June 24, 2010. We currently expect that our annual meeting of stockholders for the calendar year 2011 will be held during the second quarter of 2011. In order to be eligible for inclusion in our proxy materials for the 2011 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on January 1, 2011 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2011 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on April 26, 2011 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

LIBERTY MEDIA CORPORATION
2010 INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN; EFFECTIVE DATE

        1.1    Purpose.    The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and may be encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

        1.2    Effective Date.    The Plan shall be effective as of February 23, 2010 (the "Effective Date"); provided, however, that the Plan is subject to the receipt of the approval of the stockholders of the Company, and any grants of Awards made prior to the date on which such requisite approval is obtained shall be subject to and contingent upon the receipt of such approval.

ARTICLE II

DEFINITIONS

        2.1    Certain Defined Terms.    Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

          "Account" has the meaning ascribed thereto in Section 8.2.

          "Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, restricted stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 10.5, as any such Agreement may be supplemented or amended from time to time.

          "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Award" means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

          "Board" means the Board of Directors of the Company.

          "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          "Cash Award" means an Award made pursuant to Section 9.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          "Committee" means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

          "Common Stock" means each or any (as the context may require) series of the Company's common stock.

          "Company" means Liberty Media Corporation, a Delaware corporation.

          "Control Purchase" means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings and lineal descendants of such Person.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          "Dividend Equivalents" means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock. Notwithstanding any provision of the Plan to the contrary, Dividend Equivalents with respect to a Performance Award may only be paid to the extent the Performance Award is actually paid to the Holder.

          "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          "Fair Market Value" of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc., or (ii) for all other purposes under this Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

          "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

          "Holder" means a Person who has received an Award under the Plan.

          "Option" means a stock option granted under Article VI.

          "Performance Award" means an Award made pursuant to Article IX of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

          "Performance Objective" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

          "Plan" means this Liberty Media Corporation 2010 Incentive Plan.

          "Restricted Shares" means shares of any series of Common Stock awarded pursuant to Section 8.1.

          "Restricted Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of the specified series of Common Stock or the equivalent value in cash, which right is subject to a Restriction Period or forfeiture provisions.

          "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

          "Retained Distribution" has the meaning ascribed thereto in Section 8.3.

          "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

          "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

          "Vesting Date," with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Stock Units pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Stock Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

        3.1    Committee.    The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

        3.2    Powers.    The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Stock Units under Article VIII of the Plan, Cash Awards under Article IX of the Plan and/or Performance Awards under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

        3.3    Interpretation.    The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 50 million shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan the terms of which provide for settlement in cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares of Common Stock used to pay the purchase price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of an Option purchase price. Except for Awards described in Section 10.1, no Person may be granted in any calendar year Awards covering more than 8 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10 million.

        4.2    Adjustments.

          (a)   If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

          (b)   Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

          (c)   No adjustment or substitution pursuant to this Section 4.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

ARTICLE V

ELIGIBILITY

        5.1    General.    The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are employees (including officers and directors) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

        5.2    Ineligibility.    No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

        6.1    Grant of Options.    Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

        6.2    Option Price.    The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

        6.3    Term of Options.    Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement; provided that such term may not exceed ten years.

        6.4    Exercise of Options.    An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

        6.5    Manner of Exercise.

          (a)    Form of Payment.    An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

          (b)    Value of Shares.    Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

          (c)    Issuance of Shares.    The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

        6.6    Nontransferability.    Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VII

SARS

        7.1    Grant of SARs.    Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

        7.2    Tandem SARs.    A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

        7.3    Free Standing SARs.    Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR. The term of a Free Standing SAR may not exceed ten years.

        7.4    Consideration.    The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

        7.5    Limitations.    The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

        7.6    Exercise.    For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

        7.7    Nontransferability.    Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and (ii) except as otherwise required pursuant to a Domestic Relations Order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VIII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Shares.    Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

        8.2    Issuance of Restricted Shares.    An Award of Restricted Shares shall be registered in a book entry account (the "Account") in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, the Account, any certificates representing the Restricted Shares that may be issued during the Restriction Period and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

        8.3    Restrictions with Respect to Restricted Shares.    During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares)

until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        8.4    Grant of Restricted Stock Units.    Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Stock Units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 8.5, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable. The determinations made by the Committee pursuant to this Section 8.4 shall be specified in the applicable Agreement.

        8.5    Restrictions with Respect to Restricted Stock Units.    Any Award of Restricted Stock Units, including any shares of Common Stock which are part of an Award of Restricted Stock Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any Dividend Equivalents with respect thereto.

        8.6    Issuance of Restricted Stock Units.    Restricted Stock Units shall be issued at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

        8.7    Cash Payments.    In connection with any Award of Restricted Shares or Restricted Stock Units, an Agreement may provide for the payment of a cash amount to the Holder of such Awards at any time after such Awards shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

        8.8    Completion of Restriction Period.    On the Vesting Date with respect to each Award of Restricted Shares or Restricted Stock Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares or Restricted Stock Units shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares and any unpaid Dividend Equivalents with respect to such Restricted Stock Units shall become vested to the extent that the Award related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares or Restricted Stock Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Restricted Stock Units, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

CASH AWARDS AND PERFORMANCE AWARDS

        9.1    Cash Awards.    In addition to granting Options, SARs, Restricted Shares and Restricted Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

        9.2    Designation as a Performance Award.    The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.

        9.3    Performance Objectives.    The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); operating income before depreciation and amortization (OIBDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

        9.4    Section 162(m) of the Code.    Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

        9.5    Waiver of Performance Objectives.    The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE X

GENERAL PROVISIONS

        10.1    Acceleration of Awards.

          (a)    Death or Disability.    If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

          (b)    Approved Transactions; Board Change; Control Purchase.    In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the

  Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

        10.2    Termination of Employment.

          (a)    General.    If a Holder's employment shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions and related cash amounts and any unvested Restricted Stock Units, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of Section 10.2(b). The effect on a Cash Award of the termination of a Holder's employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

          (b)    Termination for Cause.    If a Holder's employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for "cause" during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, "cause" shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for "cause" shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder's rights to all Restricted Shares, Restricted Stock Units, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

          (c)    Miscellaneous.    The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

        10.3    Right of Company to Terminate Employment.    Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

        10.4    Nonalienation of Benefits.    Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, garnish, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

        10.5    Written Agreement.    Each Award under the Plan shall be evidenced by a written agreement, in such form as the Committee shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Restricted Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.7(b).

        10.6    Designation of Beneficiaries.    Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

        10.7    Termination and Amendment.

          (a)    General.    Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after February 23, 2015. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

          (b)    Modification.    No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

        10.8    Government and Other Regulations.    The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issuable, from time to time, to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

        10.9    Withholding.    The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

        10.10    Nonexclusivity of the Plan.    The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        10.11    Exclusion from Pension and Profit-Sharing Computation.    By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

        10.12    Unfunded Plan.    Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        10.13    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        10.14    Accounts.    The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.9.

        10.15    Legends.    Any certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

        10.16    Company's Rights.    The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

        10.17    Section 409A.    It is the intent of the Company that Awards under the plan comply with the requirements of, or be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements ("Section 409A"). Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be construed or reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder's rights to an Award.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016XFE 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. For Against Abstain 2. Proposal to adopt the Liberty Media Corporation 2010 Incentive Plan. For Against Abstain 3. Proposal to ratify the selection of KPMG LLP as Liberty Media Corporation’s independent auditors for the fiscal year ending December 31, 2010. 1. ELECTION OF DIRECTORS Nominees: 01 - Mr. John C. Malone 02 - Mr. Robert R. Bennett 03 - Mr. M. Ian G. Gilchrist 04 - Ms. Andrea L. Wong B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 0 2 5 5 3 9 1 <STOCK#> 1234 5678 9012 345 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 24, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 24, 2010 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive common stock, Series B Liberty Interactive common stock, Series A Liberty Capital common stock, Series B Liberty Capital common stock, Series A Liberty Starz common stock or Series B Liberty Starz common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on June 24, 2010, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY MEDIA CORPORATION [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]